QuickLinks -- Click here to rapidly navigate through this document

Exhibit (a)(1)(i)

Offering Memorandum

$969,712,000

International Game Technology

Exchange Offer for all Outstanding

Zero-Coupon Convertible Debentures due January 29, 2033
(CUSIP Nos. 459902AK8 and 459902AL6)

The Exchange Offer will expire at 5:00 p.m. New York City time, on
March 9, 2006 unless extended or earlier terminated by us (the "Expiration Date").

        We are offering to exchange new Zero-Coupon Convertible Debentures due 2033 ("New Debentures") for all of our currently outstanding Zero-Coupon Convertible Debentures due 2033 ("Old Debentures").

        The terms of the New Debentures will be identical in all material respects to the terms of the Old Debentures, except that (1) the New Debentures will include a net share settlement feature which will require us upon conversion to pay cash up to the Accreted Value on the conversion date and pay any conversion consideration in excess of the Accreted Value in shares of our common stock ("Common Stock"), and (2) in the event of certain mergers and consolidations in which holders of our Common Stock may elect the form of consideration, the New Debentures will permit holders of the New Debentures to determine the form of consideration into which all of the New Debentures, treated as a single class, shall be convertible (subject to net share settlement), subject to certain limitations. The New Debentures will have the same financial terms and covenants as the Old Debentures, and will be subject to the same business and financial risks.

        Subject to the satisfaction or waiver of specified conditions described in this offering memorandum and the related Letter of Transmittal (which together constitute the "Exchange Offer"), we will exchange the New Debentures for all Old Debentures that are validly tendered and not withdrawn by you at any time prior to 5:00 p.m. New York City time, on the Expiration Date as described in this offering memorandum. If the Exchange Offer is consummated, holders who tender their Old Debentures and do not withdraw them prior to the consummation will receive an exchange fee in cash in an amount equal to $1.56 for each Old Debenture tendered. Each $1,000 principal amount at maturity of Old Debentures tendered will be exchanged for $1,000 principal amount at maturity of New Debentures.

        Any outstanding Old Debentures not validly tendered will not contain these additional terms and such holders will not receive an exchange fee.

        The New Debentures will be freely transferable by anyone that is not our affiliate and not subject to any transfer restrictions. Similarly, all shares of our Common Stock issuable upon conversion of the New Debentures will be freely transferable and not subject to any transfer restrictions.

        The New Debentures will not be listed on any securities exchange or included in any automatic quotation system.

        We will not receive any proceeds for the exchange. We reserve the right to extend or terminate the Exchange Offer, in our sole discretion, and to otherwise amend the Exchange Offer in any respect.

        You should carefully consider the risk factors beginning on page 15 of this offering memorandum before deciding to tender your Old Debentures.

        None of our board of directors, our officers, our financial advisor, the exchange agent or the information agent or any other person is making any recommendation as to whether you should exchange your Old Debentures for New Debentures.

        Neither the Securities and Exchange Commission (the "SEC"), any state securities commission, nor any gaming regulatory agency has approved or disapproved of these securities or this transaction, passed upon the merits or fairness of this transaction or determined if this offering memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this offering memorandum is February 8, 2006

        You should only rely on the information contained or incorporated by reference in this offering memorandum. We have not authorized anyone to provide information different from that contained in this offering memorandum. The information in this offering memorandum may only be accurate on the date of this offering memorandum. The contents of any websites referred to in this offering memorandum are not part of this offering memorandum.

TABLE OF CONTENTS

About this Offering Memorandum	1
Cautionary Statement Concerning Forward-Looking Statements	2
Summary Term Sheet	3
Summary Description of the Debentures and the Exchange Offer	7
Risk Factors	15
Capitalization	21
Price Range of IGT Common Stock and Dividend Policy	22
Ratio of Earnings to Fixed Charges	22
The Exchange Offer	23
Description of New Debentures	31
Description of IGT Common Stock	52
Certain United States Federal Income Tax Consequences	54
Where You Can Find More Information	57
Incorporation of Certain Information by Reference	58

Notice to New Hampshire Residents

        Neither the fact that a registration statement or an application for a license has been filed under chapter 421-B with the State of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the State of New Hampshire constitutes a finding by the Secretary of State that any document filed under RSA 421-B is true, complete and not misleading. Neither any such fact nor the fact that an exemption or exception is available for a security or a transaction means that the Secretary of State has passed in any way upon the merits or qualifications of, or recommended or given approval to, any person, security, or transaction. It is unlawful to make, or cause to be made, to any prospective purchaser, customer, or client any representation inconsistent with the provisions of this paragraph.

i

ABOUT THIS OFFERING MEMORANDUM

        This offering memorandum does not constitute an offer to exchange in any jurisdiction in which, or from any person to or from whom, it is unlawful to make such offer under applicable federal securities or state securities laws. The delivery of this offering memorandum shall not under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or any attachments hereto nor in the affairs of International Game Technology or any of its subsidiaries since the date hereof.

        In making a decision in connection with the Exchange Offer, Old Debenture holders must rely on their own examination of the company and the terms of the Exchange Offer, including the merits and risks involved. Old Debenture holders should not construe the contents of this offering memorandum as providing any legal, business, financial or tax advice. Each Old Debenture holder should consult with its own legal, business, financial and tax advisors with respect to any such matters concerning this offering memorandum and the Exchange Offer contemplated hereby.

        We are relying on Section 3(a)(9) of the Securities Act of 1933, as amended (the "Securities Act"), to exempt the Exchange Offer from the registration requirements of the Securities Act with respect to the exchange of the Old Debentures for the New Debentures. Therefore, we will not pay any commission or other remuneration to any broker, dealer, salesperson, or other person for soliciting tenders of the Old Debentures.

        Generally, the Securities Act prohibits the offer of securities to the public unless a registration statement has been filed with the SEC and the sale of securities until such registration statement has been declared effective by the SEC, unless an exemption from registration is available. The Exchange Offer constitutes an "offer" of securities under the Securities Act. However, we are availing ourselves of Section 3(a)(9) of the Securities Act, which provides an exemption from registration for exchanges of securities by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. Accordingly, no filing with the SEC is being made under the Securities Act with respect to the Exchange Offer.

        We have nevertheless prepared this offering memorandum, which contains or incorporates by reference substantially the same information as would be required for a registration statement and are distributing this offering memorandum to the Old Debenture holders. Because no filing with the SEC is required under the Securities Act for the Exchange Offer, the SEC may not review or comment on the documents used in the Exchange Offer.

        Any questions, requests for assistance or request for additional copies of this offering memorandum, the letter of transmittal or any other related documents concerning the Exchange Offer may be directed to D. F. King & Co., Inc., our information agent, at the address and telephone number set forth on the back cover of this offering memorandum. Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        In this offering memorandum we make some "forward-looking" statements, which are not historical facts, but are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects and proposed new products, services, developments or business strategies. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will," "continue," and other similar terms and phrases, including references to assumptions.

        Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent known and unknown risks and uncertainties. We do not intend, and undertake no obligation, to update our forward-looking statements to reflect future events or circumstances.

        All forward-looking statements are further qualified by and should be read in conjunction with the risks described or referred to under the heading "Risk Factors" beginning on page 15 of this offering memorandum.

SUMMARY TERM SHEET

        The following are some of the questions you may have as a holder of the Old Debentures and the answers to those questions. You should refer to the more detailed information set forth in this offering memorandum and to which we refer you for more complete information about us and the Exchange Offer. Except where otherwise stated or the context indicates otherwise, references to "International Game Technology," "IGT," "we," "our" and "us" includes International Game Technology and International Game Technology's wholly-owned subsidiaries and their subsidiaries.

  Q: Who is making the Exchange Offer?

        A: International Game Technology, a Nevada corporation ("IGT"), the issuer of the Old Debentures, is making the Exchange Offer.

  Q: Why are we making the Exchange Offer?

        A: The purpose of the Exchange Offer is to incorporate a net share settlement conversion feature in our convertible debt obligations. The net share settlement feature will allow us to satisfy our obligation due upon conversion to holders of the New Debentures in cash for the accreted principal amount of the conversion obligation and in common shares for any conversion obligation in excess of the accreted principal amount. To the extent we experience conversions of the New Debentures, this net share settlement modification will enable us to reduce the share dilution associated with conversion of the New Debentures and will facilitate our ability to maintain our target capital structure.

        The net share settlement feature also limits the dilutive impact of the New Debentures on our diluted earnings per share. By committing to pay the accreted principal conversion obligation in cash upon conversion of the New Debentures, we will account for the New Debentures pursuant to EITF 90-19 under the "treasury stock equivalent" method of diluted earnings per share reporting. Under this method in each reporting period, our diluted shares outstanding will reflect only the shares issuable to settle the New Debentures assuming conversion at period-end. For a more detailed description of the net share settlement feature, see "Description of New Debentures—Conversion Consideration."

  Q: When will the Exchange Offer expire?

        A: The Exchange Offer will expire at 5:00 p.m. New York City time, on March 9, 2006, unless extended or earlier terminated by us. We may extend the Expiration Date for any reason. If we decide to extend it, we will announce any extensions by press release or other permitted means no later than 9:00 a.m. on the next business day after the scheduled expiration of the Exchange Offer. We may terminate the Exchange Offer if any of the conditions listed in "The Exchange Offer—Conditions" occurs, or the occurrence thereof has not been waived by us in our sole discretion.

  Q: What will you receive in the Exchange Offer if you tender your Old Debentures and they are accepted?

        A: For each $1,000 principal amount at maturity of Old Debentures that we accept in the exchange, you will, upon the terms and subject to the conditions set forth in this document and the related Letter of Transmittal, receive $1,000 principal amount at maturity of New Debentures. The Accreted Value of each New Debenture at issuance will be the same as the Accreted Value of the Old Debenture for which it will be exchanged. If the exchange is completed on March 9, 2006, such Accreted Value would be $625.93 per New Debenture. You will also receive, if the Exchange Offer is consummated and you do not withdraw your tender of Old Debentures before 5:00 p.m. New York City time, on the Expiration Date, an exchange fee in cash in an amount equal to $1.56 per Old Debenture, which represents 0.25% of the Accreted Value per Old Debenture as of the Expiration Date, as soon as practicable after the consummation of the Exchange Offer.

  Q: If the Exchange Offer is consummated but you do not tender your Old Debentures, how will your rights be affected?

        A: If you do not exchange your Old Debentures in this Exchange Offer, or if your Old Debentures are not accepted for exchange, you will continue to hold your Old Debentures and will be entitled to all the rights and subject to all the limitations applicable to the Old Debentures.

  Q: What amount of Old Debentures are we seeking in the Exchange Offer?

        A: We are seeking to exchange all $969,712,000 in aggregate principal amount at maturity of our outstanding Old Debentures.

  Q: Will we exchange all of the Old Debentures validly tendered?

        A: Yes. If we complete the Exchange Offer, we will exchange all of the Old Debentures validly tendered pursuant to the terms of the Exchange Offer.

  Q: What are the conditions to the completion of the Exchange Offer?

        A: The Exchange Offer is subject to a number of conditions, some of which we may waive in our sole discretion. Most significantly, we must not have terminated or withdrawn the Exchange Offer. If any of these conditions are not satisfied, we will not be obligated to accept and exchange any tendered Old Debentures. Prior to the 5:00 p.m. New York City time, on Expiration Date, we reserve the right to terminate, withdraw or amend the Exchange Offer if any of the conditions listed in "The Exchange Offer—Conditions" occur, or the occurrence thereof has not been waived by us in our sole discretion.

  Q: Who may participate in the Exchange Offer?

        A: All holders of Old Debentures may participate in the Exchange Offer, other than holders in any jurisdiction in which the Exchange Offer or the acceptance of the offer would not be in compliance with the securities or blue sky laws of that jurisdiction.

  Q: Do you have to tender all of your Old Debentures to participate in the Exchange Offer?

        A: No. You do not have to tender all of your Old Debentures to participate in the Exchange Offer, but you must tender a minimum of $1,000 principal amount at maturity and multiples thereof.

  Q: Will the New Debentures have registration rights similar to the Old Debentures?

        A: The New Debentures do not need registration rights since they will be freely transferable and not subject to any transfer restrictions. All Old Debentures are freely transferable, either because they have been resold pursuant to a resale shelf registration statement or because they have been held by non-affiliates of IGT for over two years and therefore are eligible for resale without restriction pursuant to Rule 144(k) under the Securities Act. Accordingly, all New Debentures issued in the Exchange Offer will be freely transferable by anyone that is not our affiliate and will be represented by a single unrestricted CUSIP number. Similarly, our Common Stock issuable upon conversion of the New Debentures will be freely transferable and not subject to any transfer restrictions.

  Q: Will the New Debentures be listed?

        A: We have not applied and do not intend to apply for listing or quotation of the New Debentures on any securities exchange.

  Q: What risks should you consider in deciding whether or not to tender your Old Debentures?

        A: In deciding whether to participate in the Exchange Offer, you should carefully consider the discussion of risks and uncertainties affecting IGT, the New Debentures and our Common Stock described in "Risk Factors" beginning on page 15 of this offering memorandum and the documents incorporated by reference into this offering memorandum.

  Q: How do you participate in the Exchange Offer?

        A: In order to exchange Old Debentures, you must tender the Old Debentures together with a properly completed Letter of Transmittal and the other agreements and documents described in the Letter of Transmittal. If you own Old Debentures held through a broker or other third party, or in "street name," you will need to follow the instructions in the Letter of Transmittal on how to instruct them to tender the Old Debentures on your behalf, as well as submit a Letter of Transmittal and the other agreements and documents described in this document. We describe the procedures for participating in the Exchange Offer in more detail in the section titled "The Exchange Offer—Procedures for Tendering."

  Q: May you withdraw your tender of Old Debentures?

        A: Yes. You may withdraw any tendered Old Debentures at any time prior to 5:00 p.m. New York City time, on the Expiration Date of the Exchange Offer. However, if you withdraw your tender of the Old Debentures prior to the Expiration Date, you will not receive the exchange fee.

  Q: What happens if your Old Debentures are not accepted in the Exchange Offer?

        A: If we do not accept your Old Debentures for exchange for any reason, the Old Debentures tendered by book entry transfer into the account of The Bank of New York Trust Company, N.A., our exchange agent, at The Depository Trust Company ("DTC") will be credited to your account at DTC.

  Q: If you decide to tender your Old Debentures, will you have to pay any fees or commissions to us or the exchange agent?

        A: We will pay transfer taxes, if any, applicable to the transfer of Old Debentures pursuant to the Exchange Offer. Additionally, we will pay all other expenses related to the Exchange Offer, except any commissions or concessions of any broker or dealer.

  Q: Will you be subject to tax on your receipt of the exchange fee?

        A: The receipt of the exchange fee will generally be subject to tax as ordinary income to holders participating in the Exchange Offer. Any such exchange fee received by a non-U.S. person may be subject to U.S. federal withholding tax.

  Q: Will you be subject to tax on your exchange of Old Debentures for New Debentures pursuant to the Exchange Offer?

        A: We will take the position that the exchange of Old Debentures for New Debentures should not be a taxable exchange for United States federal income tax purposes, except to the extent of the receipt of the exchange fee. See "Certain United States Federal Income Tax Consequences."

  Q: Has the board of directors or any committee of the board of directors adopted a position on the Exchange Offer?

        A: Neither our board of directors nor any committee thereof has made any recommendation as to whether you should tender Old Debentures and, if so, how many Old Debentures to tender. In making your decision, we urge you to carefully read this document and the other documents to which we refer you in their entirety, including the discussions of risks and uncertainties set forth in "Risk Factors."

  Q: Who can you call with questions about how to tender your Old Debentures?

        A: You should direct any questions regarding procedures for tendering Old Debentures and requests for additional copies of this offering memorandum, the Letter of Transmittal or the documents incorporated by reference in this offering memorandum to D. F. King & Co., Inc., our information agent. Its address and telephone number are listed on the back cover page of this offering memorandum. See "The Exchange Offer—Information Agent."

  Q: Where should you send your Letter of Transmittal and other required documents?

        A: You should send your Letter of Transmittal and other required documents to The Bank of New York Trust Company, N.A., our exchange agent. Its address and telephone number are listed on the back cover page of this offering memorandum. See "The Exchange Offer—Exchange Agent."

  Q: When can your New Debentures be redeemed?

        A: We will be permitted under the terms of the New Debentures to redeem all or a portion of the New Debentures at any time from issuance at the redemption prices described in this offering memorandum. See "Description of New Debentures—Redemption Rights."

SUMMARY DESCRIPTION OF THE DEBENTURES AND THE EXCHANGE OFFER

        The following summary is provided for your convenience. It highlights information contained in this offering memorandum and the related Letter of Transmittal, but does not describe all of the details of the Exchange Offer. You should read the more detailed information set forth in this offering memorandum and in the related Letter of Transmittal before deciding whether to tender your Old Debentures.

The Old Debentures
The Old Debentures
On January 29, 2003 we sold $969,790,000 aggregate principal amount at maturity of our Zero-Coupon Convertible Debentures due 2033, of which $969,712,000 aggregate principal amount at maturity remains outstanding as of the date of this offering memorandum. The Old Debentures were offered to qualified institutional buyers under Rule l44A. A registration statement on Form S-3 was filed with the SEC on February 20, 2003 to permit the resale from time to time of the Old Debentures and any Common Stock issued upon conversion of the Old Debentures. Under the Registration Rights Agreement dated January 29, 2003 by and between us and Goldman, Sachs & Co., our obligation to keep such registration statement effective ended on January 29, 2005.
The Exchange Offer
Securities Offered	$969,712,000 aggregate principal amount at maturity of our Zero-Coupon Convertible Debentures due 2033.
Exchange Offer
We are offering New Debentures in exchange for a like principal amount at maturity of Old Debentures. You may tender your Old Debentures for exchange by following the procedures described in the section of the offering memorandum entitled "The Exchange Offer."

Subject to consummation of the Exchange Offer, for each Old Debenture surrendered to us pursuant to the Exchange Offer and not withdrawn, you will receive a New Debenture having an Accreted Value equal to that of the surrendered Old Debenture. If the exchange is completed on March 9, 2006, such Accreted Value would be $625.93 per Debenture. The Old Debentures may be tendered only in integral principal amounts at maturity of $1,000.
Conditions of the Exchange Offer
The Exchange Offer is not conditioned upon the valid tender of any minimum aggregate principal amount at maturity of Old Debentures. However, the Exchange Offer is conditioned upon the absence of any of the following events:
• a business development, lawsuit or investigation which would likely have a material adverse effect on us;
• any general suspension of, or limitation on prices for, trading in securities in United States securities or financial markets;
• any significant change in the price of the Old Debentures which is adverse to us;

• any significant impairment to the extension of credit by banking institutions, or to the regular trading of equity or debt securities in the United States; or
•
the commencement or significant worsening of a war or armed hostilities or other national or international calamity, including, but not limited to, additional catastrophic terrorist attacks against the United States or its citizens.

We will not be required, but we reserve the right, to accept for exchange any Old Debentures tendered (or, alternatively, we may terminate the Exchange Offer) if any condition of the Exchange Offer as described under "The Exchange Offer—Conditions" remains unsatisfied.
Exchange Fee
Subject to the consummation of the Exchange Offer, if you validly tender your Old Debentures, and do not withdraw your tender prior to the consummation of the Exchange Offer, you will receive an exchange fee equal to $1.56 per Debenture, which represents 0.25% of the Accreted Value per Debenture as of the Expiration Date, as soon as practicable after the consummation of the Exchange Offer. The exchange fee will be paid from available cash.
Consequences of Failure to Exchange Old Debentures	The trading market in the unexchanged Old Debentures is likely to become more limited due to the reduction in the amount of Old Debentures outstanding after the consummation of this Exchange Offer.
Expiration Date
5:00 p.m. New York City time, on March 9, 2006 (the "Expiration Date"). We may extend or terminate the Exchange Offer or otherwise amend the Exchange Offer in any respect if any of the conditions listed in "The Exchange Offer—Conditions" occur, or the occurrence thereof has not been waived by us in our sole discretion.
Procedures for Tendering Old Debentures
If you wish to participate in the Exchange Offer you must complete, sign and date the letter of transmittal (the "Letter of Transmittal") or a facsimile copy and mail it or deliver it to the exchange agent along with any necessary documentation. The Letter of Transmittal need not be completed if the Old Debentures are being tendered by book-entry transfer to the account maintained by the exchange agent at The Depository Trust Company pursuant to the procedures set forth in "The Exchange Offer—Procedures for Tendering" and an "agent's message" is delivered to the exchange agent as described in "The Exchange Offer—Procedures for Tendering—Letter of Transmittal." Instructions and the address of the exchange agent will be on the Letter of Transmittal and can be found in this offering memorandum. See "The Exchange Offer—Procedures for Tendering" and "The Exchange Offer—Exchange Agent." You must also effect a tender of Old Debentures pursuant to the procedures for book-entry transfer as described in this offering memorandum. See "The Exchange Offer—Procedures for Tendering."

Guaranteed Delivery Procedures
If you cannot tender the Old Debentures, complete the Letter of Transmittal or provide the necessary documentation prior to the termination of the Exchange Offer, you may tender your Old Debentures according to the guaranteed delivery procedures set forth in "The Exchange Offer—Guaranteed Delivery Procedures."
Withdrawal Rights
You may withdraw tendered Old Debentures at any time prior to the 5:00 p.m. New York City time, on the Expiration Date. You must send a written or facsimile withdrawal notice to the exchange agent prior to 5:00 p.m. New York City time, on the Expiration Date. If you withdraw your tender of the Old Debentures prior to 5:00 p.m. New York City time, on the Expiration Date, you will not receive the exchange fee.
Acceptance of Old Debentures and Delivery of New Debentures
All Old Debentures properly tendered to the exchange agent by 5:00 p.m. New York City time, on the Expiration Date will be accepted for exchange. The New Debentures will be delivered promptly after the Expiration Date. See "The Exchange Offer—Acceptance of Old Debentures for Exchange; Delivery of New Debentures."
Certain United States Tax Consequences
The receipt of the exchange fee will generally be subject to tax as ordinary income to holders participating in the Exchange Offer and if received by a non-U.S. person, may be subject to U.S. federal withholding tax. We will take the position that the exchange of Old Debentures for New Debentures should not be a taxable exchange for United States federal income tax purposes, except to the extent of the receipt of the exchange fee. See "Certain United States Federal Income Tax Consequences."
Information Agent	D. F. King & Co., Inc. is the information agent (the "information agent") for the Exchange Offer.
Exchange Agent	The Bank of New York Trust Company, N.A. is the exchange agent (the "exchange agent") for the Exchange Offer.
Fees and Expenses	We will pay all fees and expenses associated with the Exchange Offer.
Use of Proceeds	We will receive no cash proceeds in connection with the issuance of the New Debentures pursuant to the Exchange Offer.
The New Debentures
Issuer	IGT
Securities Offered
$969,712,000 aggregate principal amount at maturity of Zero-Coupon Convertible Debentures due 2033 (the "New Debentures") to be issued under a new indenture to be entered into with The Bank of New York Trust Company, N.A., as indenture trustee, prior to the issuance of the New Debentures.
Maturity	January 29, 2033

Interest Adjustment
If the average of the closing sale prices of our Common Stock is less than or equal to 60% of the Accreted Conversion Price of the New Debentures for any 20 out of the last 30 trading days ending on the third trading day preceding any repurchase date, then the yield-to-maturity on the New Debentures will be subject to an upward interest adjustment to the Reset Rate (as defined in this offering memorandum) for the subsequent six-month period. Once an upward interest adjustment is in effect for the six-month period after a repurchase date, the upward interest adjustment will remain in effect for each subsequent six-month period until the next repurchase date (or, in the case of an upward interest adjustment in effect for the six-month period after the January 29, 2028 repurchase date, until maturity) if the average of the closing sale prices of our Common Stock is less than or equal to 60% of the Accreted Conversion Price of the New Debentures for 20 out of the last 30 trading days ending on the third trading day preceding the January 29 or July 29 on which such six-month period begins. If the average of the closing sale prices of our Common Stock is not less than or equal to 60% of the Accreted Conversion Price of the New Debentures for 20 out of the last 30 trading days ending on the third trading day preceding any January 29 or July 29, then no upward interest adjustment will be in effect, and the yield-to-maturity on the New Debentures will equal the Initial Yield to Maturity (as defined in this offering memorandum), for the subsequent six-month period. If the average of the closing sale prices of our Common Stock is not less than or equal to 60% of the Accreted Conversion Price of the New Debentures for 20 out of the last 30 trading days ending on the third trading day preceding any repurchase date, then the yield-to-maturity on the New Debentures will not be subject to an upward interest adjustment until the next repurchase date. "Accreted Conversion Price" as of any day will equal the Accreted Value of the New Debentures divided by the applicable conversion rate.

If an upward interest adjustment is in effect for a particular six-month period, we will pay cash interest on the Accreted Value of the New Debentures at a rate per annum equal to the Reset Rate minus the Initial Yield to Maturity. The New Debentures will accrete at the Initial Yield to Maturity whether or not an upward interest adjustment is in effect.

The "Reset Rate" applicable to any six-month period, as determined by the Reset Rate Agent (as defined in this offering memorandum), will be equal to a per annum rate (the "Reference Fixed Rate") that would, in the sole judgment of the Reset Rate Agent, result in a trading price of par with a hypothetical issue of our senior, non-convertible, fixed rate debt securities with:

(i) a final maturity equal to the term from the repurchase date on which the Reset Rate is determined until the next repurchase date (or maturity if the repurchase date is the January 29, 2028 repurchase date);
(ii) an aggregate principal amount equal to the Accreted Value of the then outstanding Debentures; and

(iii) provisions that are, insofar as would be practicable for an issue of senior, non-convertible, fixed-rate debt securities, substantially identical to those of the New Debentures.

In no event, however, will the applicable Reset Rate be greater than 12% per annum without our prior written consent. Also, if the Reset Rate Agent determines in its sole judgment that there is no suitable Reference Fixed Rate, the Reset Rate will be the Reset Rate most recently determined (except if there is no Reset Rate most recently determined, in which case the Reset Rate shall be a rate reasonably determined by Reset Rate Agent to reflect current market conditions), such Reset Rate to remain in effect until the Reset Rate Agent determines that there is a suitable reference rate, at which time the Reset Rate Agent shall determine a new Reset Rate.
Tax Event	We have the option, under limited circumstances, to elect to pay cash interest at the Initial Yield to Maturity or the applicable Reset Rate on the New Debentures from and after a Tax Event.
Cash Interest Payment
We will not pay cash interest on the New Debentures prior to maturity unless an upward interest adjustment is in effect or we elect to do so after certain tax-related events. Any cash interest will be paid semi-annually on each January 29 or July 29 to the holders of record of the New Debentures as of the related record date.
Use of Proceeds	We will receive no cash proceeds in connection with the issuance of the New Debentures pursuant to the Exchange Offer.
Optional Redemption
We will be permitted under the terms of the New Debentures to redeem all or a portion of the New Debentures, at a cash price equal to the Accreted Value plus accrued and unpaid cash interest, if any, at any time from issuance up to the redemption date. See "Description of New Debentures—Redemption Rights."
Conversion Rights
Holders may convert their New Debentures prior to maturity, in multiples of $1,000 principal amount at maturity, into cash and shares, if any, of our Common Stock, as further described herein, under any of the following circumstances:
•
during any conversion period (as defined in this offering memorandum) if the closing sale prices of our Common Stock for at least 20 trading days in the 30 trading day period ending on the first day of such conversion period is more than 120% of the Accreted Conversion Price per share of Common Stock on the first day of the conversion period;
•
during the five business day period following any 10 consecutive trading-day period in which the average of the trading prices (as defined in this offering memorandum) for a New Debenture was less than 95% of the average closing sale price of our Common Stock multiplied by the applicable conversion rate;
• if we have called such holders' New Debentures for redemption;

•
during such period, if any, that (1) the credit rating assigned to IGT's long term senior debt or, if the New Debentures are then rated, the rating assigned to the New Debentures, by both Moody's and Standard & Poor's Ratings Services ("Standard & Poor's"), is below a specified level, (2) the credit rating assigned to our long term senior debt or, if the New Debentures have been rated, the rating assigned to the New Debentures, is suspended or withdrawn by both such rating agencies or (3) if neither such rating agency is rating our long term senior debt or, after the New Debentures have been rated, the New Debentures; or
•	upon the occurrence and continuance of specified corporate transactions described under "Description of New Debentures—Conversion Rights."

For each New Debenture surrendered for conversion, a holder will receive cash and shares, if any, of our Common Stock with a value equal to 21.1704 shares of Common Stock. This is equivalent to an initial conversion price of approximately $29.57 per share of Common Stock based on an Accreted Value at the Expiration Date of $625.93. The conversion rate may be adjusted under certain circumstances, but will not be adjusted for accrued interest. In addition, in the event of certain mergers and consolidations in which holders of our Common Stock may elect the form of consideration, holders of the New Debentures may determine the form of consideration into which all of the New Debentures, treated as a single class, shall be convertible (subject to net share settlement), subject to certain limitations. See "Description of New Debentures—Conversion Rights—Conversion Upon Specified Corporate Transactions." Upon conversion, holders will not receive any cash payment representing accrued interest. Instead, accrued interest will be deemed paid by the cash and shares, if any, of Common Stock received by holders on conversion. New Debentures called for redemption may be surrendered for conversion until the close of business one business day prior to the redemption date.

If holders surrender their New Debentures for conversion, holders will receive, in respect of each $1,000 principal amount at maturity of the New Debentures, cash in an amount equal to the lesser of (1) the Accreted Value on the conversion date of each New Debenture or (2) the Conversion Value (as described below); and a number of shares (the "net shares") of our Common Stock equal to the sum of the Daily Share Amounts (calculated as described below) for each of the 10 consecutive trading days in the Applicable Conversion Reference Period (as defined below), provided, however, that we will pay cash in lieu of fractional shares otherwise issuable upon conversion of the New Debentures. The cash payment for fractional shares will be based on the closing sale price of our Common Stock on the trading day immediately prior to the conversion date.

The "Applicable Conversion Reference Period" means:
•
for Debentures that are converted after we have specified a redemption date, the 10 consecutive trading days beginning on the second trading day following the redemption date (in the case of a partial redemption, this clause applies only to those New Debentures which would be actually redeemed); or
• in all other cases, the ten consecutive trading days beginning on the second trading day following the conversion date.

The "Conversion Value" is equal to (1) the applicable conversion rate, multiplied by (2) the average of the closing sale prices of our Common Stock on each of the ten consecutive trading days in the Applicable Conversion Reference Period.
The "Daily Share Amount" for each day in the Applicable Conversion Reference Period is equal to the greater of:
• zero; or
• a number of shares determined by the following formula:
(closing sale price on that trading day * applicable conversion rate)—Accreted Value on the conversion date 10 * closing sale price on that trading day
Purchase of New Debentures by Us at the Option of the Holder
Holders have the right to require us to repurchase the New Debentures on January 29, 2008, 2013, 2018, 2023 and 2028, each of which we refer to as a "repurchase date." In each case, the repurchase price payable will be equal to the Accreted Value plus accrued and unpaid cash interest, if any, on such repurchase date. The repurchase price will be paid in cash. See "Description of New Debentures—Repurchase Rights."
Change in Control
If we undergo certain change in control transactions, holders will have the option to require us to repurchase all of their New Debentures not previously called for redemption or any portion thereof for cash. We will pay a repurchase price equal to the Accreted Value plus accrued and unpaid cash interest, if any, on the repurchase date. See "Description of New Debentures—Change in Control."
No Transfer Restrictions
The New Debentures will not be subject to transfer restrictions. The New Debentures will be freely transferable by anyone that is not our affiliate and represented by a single unrestricted CUSIP number. Similarly, any shares of our Common Stock issuable upon conversion of the New Debentures will be freely transferable and not subject to any transfer restrictions.
Ranking
The New Debentures are senior, unsecured obligations of IGT and will rank equal in right of payment with all our other unsecured and unsubordinated indebtedness. Holders of the New Debentures will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

Form of Debentures
The New Debentures will be issued in fully registered form. The New Debentures will be represented by one or more global debentures, deposited with a trustee as custodian for DTC and registered in the name of Cede & Co., DTC's nominee. Beneficial interests in the global debentures will be shown on, and any transfers will be effected only through, records maintained by DTC and its participants. See "Description of New Debentures—Book-Entry System."
Trustee and Paying Agent	The Bank of New York Trust Company, N.A.
Trading	The New Debentures will not be listed on any securities exchange or included in any automated quotation system. Our Common Stock is listed on the New York Stock Exchange under the symbol "IGT."

International Game Technology

        International Game Technology is a global company specializing in the design, development, manufacturing, distribution and sales of computerized gaming machines and systems products. We strive to maintain a diverse portfolio of gaming products that span a wide range of categories and target customer markets with a variety of games, platforms and systems offered across gaming jurisdictions worldwide.

        International Game Technology principally served the U.S. gaming industry when founded in 1980, expanding into jurisdictions outside of the U.S. in 1986. In addition to our U.S. production facility in Reno, Nevada, we also manufacture our products in the UK and through a third party manufacturer in Japan. We currently maintain sales offices in various locations across the U.S., Asia, Australia, Canada, Europe, Japan, Latin America, New Zealand, Russia, South Africa and the UK.

        International Game Technology was incorporated in Nevada in December 1980 to acquire the gaming licensee and operating entity, IGT, and to facilitate our initial public offering.

        IGT's principal corporate executive offices are located at 9295 Prototype Drive, Reno, Nevada 89521 and our telephone number is (775) IGT-7777. Our website is www.IGT.com. Information contained on our website is not a part of, and is not incorporated into, this offering memorandum. Through the Investor Relations link on our website, we make available free of charge, as soon as reasonably practical after such information has been filed or furnished to the SEC, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Our corporate governance guidelines and charters for our Audit, Compensation, Nominating and Corporate Governance Committees are also available on our website. This information will be mailed in print form to any debenture holder or shareholder upon request.

RISK FACTORS

        You should carefully consider the risks described below in addition to the remainder of this offering memorandum and the factors discussed in the documents and other information incorporated by reference before making a decision to tender your Old Debentures. The risks and uncertainties described below are not the only ones related to the New Debentures, the Exchange Offer and our business. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

        If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. In that case, the trading price of the New Debentures and our Common Stock could decline substantially.

Risks Related to the New Debentures

An active trading market for the New Debentures may not develop.

        We cannot assure you that an active trading market for the New Debentures will develop or as to the liquidity or sustainability of any such market, the ability of the holders to sell their New Debentures or the price at which holders of the New Debentures will be able to sell their New Debentures. Future trading prices of the New Debentures will depend on many factors, including, among other things, prevailing interest rates, the market for similar securities, the price of our Common Stock, our performance and other factors.

We expect that the trading value of the New Debentures will be significantly affected by the price of our Common Stock, which may be volatile.

        Our Common Stock has experienced significant price and volume fluctuations. The market price of the New Debentures is expected to be significantly affected by the market price of our Common Stock. This may result in a significantly greater volatility in the trading value of the New Debentures than would be expected for nonconvertible debt securities we issue. For a discussion of the factors that may result in volatility in the market price of our Common Stock, see "—Risks Related to Our Business" below.

The amount you must include in your income for United States federal income tax purposes will exceed the amount of cash interest you receive.

        Each holder agrees in the indenture governing the New Debentures to treat the New Debentures as "contingent payment debt instruments" and to be bound by our application of the Treasury regulations that govern contingent payment debt instruments. In accordance with this agreement, a holder will be required to accrue interest on a constant yield to maturity basis at a rate comparable to the rate at which we would have borrowed in a noncontingent, nonconvertible borrowing at the time the Old Debentures were issued (7.75%). A holder will recognize taxable income significantly in excess of cash received while the New Debentures are outstanding. In addition, under the indenture, a holder will recognize ordinary income, if any, upon a sale, exchange, conversion or redemption of the New Debentures at a gain. The tax characterization of the New Debentures is uncertain, however, and there can be no assurance that the Internal Revenue Service will not assert that the New Debentures should be treated differently. Such treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the New Debentures.

We may not have the funds necessary to purchase the New Debentures at the option of the holders or upon a change in control.

        On January 29, 2008, 2013, 2018, 2023 and 2028, and upon the occurrence of certain changes in control of IGT, you may require us to repurchase your New Debentures. The occurrence of a change in control could trigger an event of default under, or a requirement for us to make an offer to purchase, our other senior debt. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the purchase price in cash for all of the New Debentures that might be delivered by holders of New Debentures seeking to exercise their repurchase rights.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to our long term senior debt, or in the future to the New Debentures, if any, could cause the liquidity or market value of the New Debentures to decline significantly.

        Our long term senior debt is rated, and the New Debentures may in the future be rated by a rating agency. There can be no assurance that any rating so assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in that rating agency's judgment future circumstances relating to the basis of the rating, such as adverse changes in our business, so warrant.

Our holding company structure results in structural subordination and may affect our ability to make payments on the New Debentures.

        We are a holding company. Our subsidiaries conduct substantially all of our consolidated operations and own substantially all of our consolidated assets. Consequently, our cash flow and our ability to make payments on our indebtedness, including the New Debentures, substantially depends upon our subsidiaries' cash flow and payments of funds to us by our subsidiaries. Our subsidiaries are not obligated to make funds available to us for payment on the New Debentures or otherwise. Our subsidiaries' ability to make any payments will depend on their earnings, the terms of their indebtedness, business and tax considerations and legal restrictions.

        The New Debentures will effectively rank junior to all existing and future liabilities, including trade payables, of our subsidiaries. In the event of a bankruptcy, liquidation or dissolution of a subsidiary, the creditors of such subsidiary will be paid first, after which the subsidiary may not have sufficient assets remaining to make any payments to us as a shareholder or otherwise so that we can meet our obligations under the New Debentures.

        As of December 31, 2005, the total balance sheet liabilities of our subsidiaries were approximately $940 million, of which approximately $570 million were jackpot liabilities offset on a dollar for dollar basis by U.S. Treasury securities and cash.

We may require you to dispose of your New Debentures or redeem your New Debentures if required by applicable gaming regulations.

        Certain gaming authorities may, in their discretion, require the holder of any of our debt or equity securities, at such holder's own expense, to file applications, be investigated and be found suitable to own such securities. Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by such gaming authorities may be found unsuitable. Under certain circumstances, we have the right, at our option, to cause a holder to dispose of its New Debentures or Common Stock, if any, issued upon conversion thereof or to redeem its New Debentures or Common Stock, if any, issued upon conversion thereof in order to comply with gaming laws to which we are subject.

Upon conversion of the New Debentures, you may receive consideration that is less than you expect because the value of our Common Stock may decline between the day that you exercise your conversion right and the day the conversion consideration for your New Debenture is determined.

        The conversion consideration that you will receive upon conversion of a New Debenture note is generally equal to (1) the Conversion Rate, multiplied by (2) the average of closing sale prices of our Common Stock on each of the ten consecutive trading days in the Applicable Conversion Reference Period. If we issue a notice of redemption, this ten consecutive trading day period will begin on the trading day following the redemption date. Accordingly, if you exercise your conversion right soon after our issuance of a notice of redemption, the ten consecutive trading days may not begin for several weeks thereafter. If you exercise your conversion right prior to our having issued a notice of redemption, the ten trading day period will begin on the trading day immediately following the day you deliver your conversion notice to the conversion agent. If the price of our Common Stock decreases after we receive your notice of conversion and prior to the end of the applicable ten day trading period, the conversion consideration you receive may be adversely affected.

Risks Relating to the Exchange Offer

        If you do not exchange your Old Debentures, the Old Debentures you retain may become substantially less liquid as a result of the Exchange Offer.

        If a significant number of the Old Debentures are exchanged in the Exchange Offer, the liquidity of the trading market for the Old Debentures, if any, after the completion of the Exchange Offer may be substantially reduced. Any Old Debentures exchanged will reduce the aggregate number of Old Debentures outstanding. As a result, the Old Debentures may trade at a discount to the price at which they would trade if the transactions contemplated by this offering memorandum were not consummated, subject to prevailing interest rates, the market for similar securities and other factors. We cannot assure you that an active market in the Old Debentures will exist or be maintained and we cannot assure you as to the prices at which the Old Debentures may be traded.

Neither we nor our board of directors has made a recommendation with regard to whether or not you should tender your Old Debentures in the Exchange Offer and we have not obtained a third-party determination that the Exchange Offer is fair to the holders of the Old Debentures.

        Neither we nor our board of directors has or is making a recommendation as to whether you should exchange your Old Debentures. We have not retained and do not intend to retain any unaffiliated representative to act solely on behalf of the holders of the Old Debentures for purposes of negotiating the terms of the Exchange Offer or preparing a report concerning the fairness of the Exchange Offer. We cannot assure you that the value of the New Debentures received in the Exchange Offer will in the future equal or exceed the value of the Old Debentures tendered or the cash price paid to holders of the Old Debentures if we elect to redeem the Old Debentures and we do not take a position as to whether you should participate in the Exchange Offer.

The U.S. federal income tax consequences of the exchange of the Old Debentures for the New Debentures are unclear.

        The U.S. federal income tax consequences of the Exchange Offer are unclear. We intend to take the position that the modifications to the Old Debentures resulting from the exchange of Old Debentures for New Debentures and the payment of the exchange fee will not constitute a significant modification of the Old Debentures for tax purposes. The indenture governing the New Debentures will contain provisions stating that by acceptance of a beneficial interest in a New Debenture each holder of a New Debenture will be deemed to have agreed that the exchange of Old Debentures for New Debentures and the payment of the exchange fee do not constitute a significant modification of the Old Debentures for U.S. federal income tax purposes. That position, however, is subject to uncertainty and could be challenged by the IRS. If our position is respected, the New Debentures will be treated as a continuation of the Old Debentures and, apart from the receipt of the exchange fee, there will be no U.S. federal income tax consequences to a holder who exchanges Old Debentures for New Debentures pursuant to the exchange offer. If, contrary to our position, the exchange constitutes a significant modification of the Old Debentures, the tax consequences to you could materially differ. The receipt of the exchange fee will generally be subject to tax as ordinary income to holders participating in the Exchange Offer. Any such exchange fee received by a non-U.S. person may be subject to U.S. federal withholding tax. See "Certain United States Federal Income Tax Consequences" for more information.

Risks Related to Our Business

        Our success in the gaming industry depends in large part on our ability to develop innovative products and systems and would be adversely affected by:

  •
  a decline in the popularity of our gaming products with players;

  •
  a lack of success in developing new products;

  •
  an inability to roll out new games on schedule;

  •
  an increase in the popularity of competitors' games; or

  •
  a negative change in the trend of consumer acceptance of our newest systems innovations.

Our business is vulnerable to changing economic conditions, including:

  •
  unfavorable changes in economic conditions including those that affect the relative health of the gaming industry;

  •
  unfavorable changes in tax laws or application of such laws that could reduce our profitability;

  •
  political or economic instability in international markets;

  •
  changes in interest rates causing a reduction of investment income or in the value of market rate sensitive investments;

  •
  fluctuations in foreign exchange rates, tariffs and other trade barriers; and

  •
  an inability to effectively hedge our foreign currency exposures.

Demand for our products would be adversely affected by:

  •
  reduced growth or continued delayed of new market openings and/or existing market expansions;

  •
  delays of scheduled openings of newly constructed or planned casinos;

  •
  reduced levels of play or weakened customer demand for our gaming machines as a result of declines in travel activity, "jackpot fatigue," or customer capital expenditures;

  •
  a decrease in the desire of established gaming properties to upgrade machines, resulting in a decline in the demand for replacement machines;

  •
  uncertain timing for technology upgrades;

  •
  loss of casino floor space to table games;

  •
  casino operators designing and developing slot machine content;

  •
  casino operators developing strategic alliances with competitors; and

  •
  a decline in public acceptance of gaming.

We operate in a highly regulated industry and our ability to operate in certain jurisdictions could be adversely affected by:

  •
  unfavorable public referendums or anti-gaming legislation;

  •
  unfavorable legislation affecting or directed at manufacturers or gaming operators, such as referendums to increase taxes on gaming revenues;

  •
  adverse changes in or findings of non-compliance with applicable governmental gaming regulations;

  •
  delays in legislative actions and/or approvals from regulatory agencies;

  •
  a limitation, conditioning, suspension or revocation of any of our gaming licenses;

  •
  unfavorable determinations or challenges of suitability by gaming regulatory authorities with respect to our officers, directors or key employees; and

  •
  customers' inability to repay IGT development financing loans due to unfavorable legislation, regulation, or regulatory interpretation that impairs their ability to conduct planned gaming operations.

Our intellectual property rights are subject to risks, including:

  •
  potential inability to obtain, maintain and protect our patents, trademarks, copyrights or theme licensing rights used competitively in development of our games and technology;

  •
  competitors' infringement upon our existing trademarks, patents and copyrights; and

  •
  approval of competitors' patent applications that may restrict our ability to compete effectively.

Our outstanding debt obligations subject us to certain additional risks, including:

  •
  increasing our vulnerability to general adverse economic and industry conditions;

  •
  limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions and other general corporate requirements;

  •
  requiring a substantial portion of our cash flow from operations for the payment of interest on our indebtedness and reducing our ability to use our cash flows to fund working capital, capital expenditures, acquisitions, and general corporate requirements;

  •
  limiting our flexibility in planning for, or reacting to, changes in our business and the industry; and

  •
  disadvantaging us compared to competitors with less indebtedness.

Our business operations are subject to other risks, including:

  •
  loss or retirement of our key executives or other key employees;

  •
  adverse changes in the creditworthiness of parties with whom we have significant receivables or forward currency exchange contracts;

  •
  the discovery of facts or determinations by judges, juries or other finders of fact not presently known to us or not in accordance with our evaluation of the possible liability or outcome of existing litigation related to legal actions pending against IGT;

  •
  the inability to implement timely and cost effective integration of acquired companies into our operations;

  •
  increased costs due to reliance on third party suppliers and contract manufacturers;

  •
  agreements with Native American jurisdictions which may subject us to sovereign immunity risk;

  •
  acts of war or terrorist incidents; and

  •
  continued work through several implementation phases of our company-wide enterprise resource planning (ERP) solution for computer system procedures and controls; any failures, difficulties or significant delays in implementing or maintaining computer information systems could result in material adverse consequences to our business, including disruption of operations, loss of information and unanticipated increases in costs.

CAPITALIZATION

        The following table sets forth our consolidated capitalization as of December 31, 2005:

  •
  on an actual basis; and

  •
  as adjusted to give effect to the Exchange Offer, not including any expenses related thereto, assuming all Old Debentures are exchanged for New Debentures.

        This table should be read in conjunction with our consolidated financial statements, related notes and the other information included or incorporated by reference in this offering memorandum.

	As of December 31, 2005
	Actual	As Adjusted
	(in millions)
Cash and cash equivalents	$411.4	$411.4

Current maturities of long-term notes payable:
Old Debentures	$605.0	—
New Debentures	—	$605.0
Long-term borrowings:
Long-term notes payable	$200.0	$200.0
Non-current jackpot liabilities	382.3	382.3
Stockholders' equity:
Common stock, $0.00015625 par value; 1,280 shares authorized; 338.2 shares outstanding	0.1	0.1
Additional paid-in capital	1,710.8	1,710.8
Deferred compensation	—	—
Retained earnings	2,550.0	2,550.0
Treasury stock	(2,250.0)	(2,250.0)
Accumulated other comprehensive loss	(0.9)	(0.9)

Total Stockholders' Equity	2,010.0	2,010.0
Total capitalization (excluding cash and cash equivalents)	$3,197.3	$3,197.3

PRICE RANGE OF IGT COMMON STOCK AND DIVIDEND POLICY

        Our Common Stock is listed on the New York Stock Exchange ("NYSE") under the symbol "IGT." The following table sets forth for the periods presented the high and low sales prices of our Common Stock as traded on the NYSE and dividends declared:

Fiscal 2006	High	Low	Dividends
Second Quarter (through February 6, 2006)	$36.59	$30.12	—
First Quarter	$31.29	$25.44	$0.125
Fiscal 2005	High	Low	Dividends
Fourth Quarter	$29.55	$26.31	$0.125
Third Quarter	$30.64	$24.20	$0.120
Second Quarter	$34.99	$26.14	$0.120
First Quarter	$37.12	$30.80	$0.120
Fiscal 2004	High	Low	Dividends
Fourth Quarter	$39.22	$28.22	$0.120
Third Quarter	$47.12	$33.39	$0.100
Second Quarter	$46.16	$34.41	$0.100
First Quarter	$37.00	$27.92	$0.100

        As of February 6, 2006, there were approximately 2,540 record holders of our Common Stock. The closing price of our Common Stock was $36.09 on that date.

        The payment and amount of dividends in the future will be subject to the discretion of our board of directors.

        Our transfer agent and registrar is The Bank of New York, 63 Madison Avenue, 8th Floor, New York, NY 10016.

RATIO OF EARNINGS TO FIXED CHARGES

        The table below sets forth our ratio of earnings to fixed charges on a historical basis for each of the periods indicated:

Fiscal Quarter Ended	Fiscal Year Ended
December 31, 2005	September 30, 2005	September 30, 2004	September 30, 2003	September 28, 2002	September 29, 2001
26.43x	26.92x	11.11x	7.35x	5.49x	4.88x

        For the purpose of computing this ratio, earnings represent net income before fixed charges and income taxes, adjusted to exclude capitalized interest. Fixed charges represent interest expense excluding the portion related to liabilities to jackpot winners and including capitalized interest, one-third of total rental expense, and amortization of discount and loan expense related to long-term debt.

THE EXCHANGE OFFER

General

        We are relying on Section 3(a)(9) of the Securities Act to exempt the Exchange Offer from the registration requirements of the Securities Act. We are also relying on Section 18(b)(4)(C) of the Securities Act to exempt the Exchange Offer from the registration and qualification requirements of state securities laws. Securities that are obtained in a Section 3(a)(9) exchange generally assume the same character (i.e., restricted or unrestricted) as the securities that have been surrendered. All of the Old Debentures are freely transferable, either because they have been resold pursuant to the shelf registration statement referred to below filed with the SEC on February 20, 2003 or because they have been held by non-affiliates of IGT for over two years and therefore are eligible for resale without restriction pursuant to Rule 144(k) under the Securities Act. Accordingly, all New Debentures issued in this Exchange Offer will be freely transferable by anyone who is not our affiliate and will be represented by a single unrestricted CUSIP number.

        On January 29, 2003, we completed the original offering of Old Debentures. The offering was made pursuant to Rule 144A under the Securities Act and not registered under the Securities Act. We filed a registration statement with the SEC covering resales of the Old Debentures and our Common Stock issuable upon exchange of the Old Debentures that became effective in June 2003. Under the Registration Rights Agreement dated January 29, 2003 by and between us and Goldman, Sachs & Co., our obligation to keep such registration statement effective ended on January 29, 2005.

Securities Subject to the Exchange Offer

        We are offering, upon the terms and subject to the conditions set forth in this offering memorandum and the accompanying Letter of Transmittal, to exchange $1,000 principal amount at maturity of New Debentures for each $1,000 principal amount at maturity of validly tendered and accepted Old Debentures. We are offering to exchange all of the Old Debentures. However, the Exchange Offer is subject to the conditions described in this offering memorandum.

        You may tender all, some or none of your Old Debentures, subject to the terms and conditions of the Exchange Offer. Holders of Old Debentures must tender their Old Debentures in a minimum $1,000 principal amount at maturity and multiples thereof.

        The Exchange Offer is not being made to, and we will not accept tenders for exchange from, holders of Old Debentures in any jurisdiction in which the Exchange Offer or the acceptance of the offer would not be in compliance with the securities or blue sky laws of that jurisdiction.

        Neither we nor our board of directors has made any recommendation as to whether you should tender Old Debentures pursuant to the Exchange Offer. You must make the decision whether to tender Old Debentures and, if so, how many Old Debentures to tender.

Conditions

        Notwithstanding any other provision of the Exchange Offer, we will not be required to accept for exchange Old Debentures tendered pursuant to the Exchange Offer and may terminate, extend or amend the Exchange Offer and may postpone the acceptance for exchange of Old Debentures so tendered on or prior to the Expiration Date, if any of the following conditions has occurred, or the occurrence thereof has not been waived by us in our sole discretion, on or prior to the Expiration Date:

  •
  there shall have been instituted, threatened or be pending any action or proceeding before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the Exchange Offer, that is, or is reasonably likely to be, in our reasonable judgment, materially adverse to our business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects, or which would or might, in our reasonable judgment, prohibit, prevent, restrict or delay consummation of the Exchange Offer;

  •
  there shall have occurred any development which would, in our reasonable judgment, materially adversely affect our business;

  •
  an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our reasonable judgment, would or might prohibit, prevent, restrict or delay consummation of the Exchange Offer, or that is, or is reasonably likely to be, materially adverse to our business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects;

  •
  there shall have occurred or be likely to occur any event affecting our business or financial affairs, that, in our reasonable judgment, would or might prohibit, prevent, restrict or delay consummation of the Exchange Offer;

  •
  the trustee of the Old Debentures shall have objected in any respect to any action taken that could, in our reasonable judgment, adversely affect the consummation of the Exchange Offer, or shall have taken any action that challenges the validity or effectiveness of the procedures used by us in making the Exchange Offer or the acceptance of, or exchange for, the Old Debentures; or

  •
  there shall have occurred:

•
any general suspension of, or limitation on prices for, trading in securities in United States securities or financial markets;

•
any significant change in the price of the Old Debentures which is adverse to us;

•
a material impairment in the trading market for debt securities;

•
a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States;

•
any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other even that, in our reasonable judgment, might affect the extension of credit by banks or other lending institutions;

•
a commencement or significant worsening of a war or armed hostilities or other national or international calamity, including but not limited to, additional catastrophic terrorist attacks against the United States or its citizens; or

•
in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

        The conditions to the Exchange Offer are for our sole benefit and may be asserted by us in our reasonable discretion or may be waived by us, in whole or in part, in our reasonable discretion, whether or not any other condition of the Exchange Offer also is waived. We have not made a decision as to what circumstances would lead us to waive any such condition, and any such waiver would depend on circumstances prevailing at the time of such waiver. Any determination by us concerning the events described in this section will be final and binding upon all persons.

Expiration Date; Extensions; Amendments; Termination

        The Expiration Date for the Exchange Offer is 5:00 p.m. New York City time, on March 9, 2006, unless the period for the Exchange Offer is extended, in which case, the Expiration Date shall mean the latest date and time to which the Exchange Offer is extended.

        To extend the Expiration Date, we will notify the exchange agent of any extension by oral or written notice and will notify the holders of the Old Debentures by means of a press release or other public announcement prior to 9:00 a.m. New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that we are extending the Exchange Offer for a specified period of time.

        We reserve the right, in our sole discretion, to (1) delay acceptance of any Old Debentures, (2) extend the Exchange Offer, (3) terminate the Exchange Offer or (4) amend the Exchange Offer, by giving oral (promptly confirmed in writing) or written notice of such delay, extension, termination or amendment to the exchange agent. Any such extension, termination or amendment will be followed promptly by oral or written notice thereof to the exchange agent.

        If the Exchange Offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Debentures of such amendment.

        Without limiting the manner in which we may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Exchange Fee

        Subject to consummation of the Exchange Offer, if you validly tender your Old Debentures and do not withdraw your tender prior to 5:00 p.m. New York City time, on the Expiration Date, you will receive an exchange fee equal to $1.56 per Old Debenture, which represents 0.25% of the Accreted Value per Old Debenture as of the Expiration Date, as soon as practicable after the consummation of the Exchange Offer. If your Old Debentures are not received by the exchange agent prior to 5:00 p.m. New York City time, on the Expiration Date, or if you withdraw your tender of the Old Debentures prior to 5:00 p.m. New York City time, on the Expiration Date, you will not receive the exchange fee.

Procedures for Tendering

        To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon medallion guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the exchange agent prior to 5:00 p.m. New York City time, on the Expiration Date. In addition, either (i) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Debentures into the exchange agent's account at DTC (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent prior to 5:00 p.m. New York City time, on the Expiration Date or (ii) the holder must comply with the guaranteed delivery procedures described below. The method of delivery of Letters of Transmittal and all other required documents to the exchange agent is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery to the exchange agent before 5:00 p.m. New York City time, on the Expiration Date. No Letters of Transmittal or other required documents should be sent to IGT. Delivery of all documents must be made to the exchange agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

        The Letter of Transmittal need not be completed if the Old Debentures are being tendered by book-entry transfer to the account maintained by the exchange agent at DTC pursuant to the procedures set forth below and an "agent's message" is delivered to the exchange agent as described below.

        The tender by a holder of Old Debentures will constitute an agreement between such holder and IGT in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. Any beneficial owner whose Old Debentures are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf.

        Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be medallion guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (each an "Eligible Institution") unless the Old Debentures tendered pursuant thereto are tendered for the account of an Eligible Institution.

        If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by IGT, evidence satisfactory to IGT of their authority to so act must be submitted with the Letter of Transmittal.

        All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Old Debentures will be determined by IGT, in its sole discretion, which determination will be final and binding. IGT reserves the absolute right to reject any and all Old Debentures not properly tendered or any Old Debentures which, if accepted, would, in the opinion of counsel for IGT, be unlawful. IGT also reserves the absolute right to waive any irregularities or conditions of tender as to particular Old Debentures. IGT's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Debentures must be cured within such time as IGT shall determine. Neither IGT, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Debentures, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Debentures will not be deemed to have been made until such irregularities have been cured or waived. Any Old Debentures received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

        In addition, IGT reserves the right, in its sole discretion, subject to the provisions of the old indenture, to purchase or make offers for any Old Debentures that remain outstanding subsequent to the Expiration Date and to the extent permitted by applicable law, purchase Old Debentures in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

  Letter of Transmittal

        Subject to and effective upon the acceptance for exchange and exchange of New Debentures for Old Debentures tendered by a Letter of Transmittal, by executing and delivering a Letter of Transmittal

(or agreeing to the terms of a Letter of Transmittal pursuant to an agent's message), a tendering holder of Old Debentures:

  •
  irrevocably sells, assigns and transfers to or upon the order of IGT all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the holder's status as a holder of the Old Debentures tendered thereby;

  •
  waives any and all rights with respect to the Old Debentures;

  •
  releases and discharges IGT and the Trustee with respect to the Old Debentures from any and all claims such holder may have, now or in the future, arising out of or related to the Old Debentures, including, without limitation, any claims that such holder is entitled to participate in any redemption of the Old Debentures;

  •
  represents and warrants that the Old Debentures tendered were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

  •
  designates an account number of a DTC participant in which the New Debentures are to be credited; and

  •
  irrevocably appoints the exchange agent the true and lawful agent and attorney-in-fact of the holder with respect to any tendered Old Debentures, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause the Old Debentures tendered to be assigned, transferred and exchanged in the Exchange Offer.

  Proper Execution and Delivery of Letter of Transmittal

        If you wish to participate in the Exchange Offer, delivery of your Old Debentures, signature guarantees and other required documents is your responsibility. Delivery is not complete until the required items are actually received by the exchange agent. If you mail these items, we recommend that you (1) use registered mail with return receipt requested, properly insured, and (2) mail the required items sufficiently in advance of the Expiration Date with respect to the Exchange Offer to allow sufficient time to ensure timely delivery.

        Except as otherwise provided below, all signatures on a Letter of Transmittal or a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program or the Stock Exchange Medallion Program. Signatures on a Letter of Transmittal need not be guaranteed if:

  •
  the Letter of Transmittal is signed by a participant in DTC whose name appears on a security position listing of DTC as the owner of the Old Debentures and the holder(s) has not completed the portion entitled "Special Issuance and Payment Instructions" on the Letter of Transmittal; or

  •
  the Old Debentures are tendered for the account of an "Eligible Guarantor Institution" (defined in Instruction 3 of the Letter of Transmittal).

Acceptance of Old Debentures for Exchange; Delivery of New Debentures

        Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Debentures properly tendered will be accepted promptly after the Expiration Date, and the New Debentures will be issued promptly after acceptance of the Old Debentures. See "The Exchange Offer—Conditions." For purposes of the Exchange Offer, the Old Debentures shall be deemed to have been accepted as validly tendered for exchange when IGT gives oral or written notice to the exchange agent.

        In all cases, issuance of New Debentures for Old Debentures that are accepted for exchange pursuant to the Exchange Offer will be made only after the exchange agent has timely received a Book-Entry Confirmation of such Old Debentures into its account at the Book-Entry Transfer Facility and a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Debentures are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, such unaccepted or such nonexchanged Old Debentures will be credited to an account maintained with such Book-Entry Transfer Facility promptly after the expiration or termination of the Exchange Offer.

Book-Entry Transfer

        The exchange agent will make a request to establish an account with respect to the Old Debentures at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this offering memorandum. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Debentures by causing the Book-Entry Transfer Facility to transfer such Old Debentures into the exchange agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, the Letter of Transmittal (or facsimile) thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at the address listed on the back cover page of this offering memorandum, on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery Procedures

        If the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

  •
  the tender is made through an Eligible Institution;

  •
  prior to 5:00 p.m. New York City time, on the Expiration Date, the exchange agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by IGT (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Debentures and the amount of Old Debentures tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, a Book-Entry Confirmation and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the exchange agent, and

  •
  a Book-Entry Confirmation and all other documents required by the Letter of Transmittal are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Effect of Tender

        Any valid tender by a holder of Old Debentures that is not validly withdrawn prior to the Expiration Date of the Exchange Offer will constitute a binding agreement between that holder and IGT upon the terms and subject to the conditions of this offering memorandum and the Letter of Transmittal. The acceptance of the Exchange Offer by a tendering holder of Old Debentures will constitute the agreement by that holder to deliver good and marketable title to the tendered Old Debentures pursuant to the Exchange Offer, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

Withdrawal of Tenders

        Tenders of Old Debentures may be withdrawn at any time prior to 5:00 p.m. New York City time, on the Expiration Date. If you withdraw your tender of the Old Debentures prior to the Expiration Date, you will not receive the exchange fee.

        For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent prior to 5:00 p.m. New York City time, on the Expiration Date at the address listed on the back cover page of this offering memorandum. Any such notice of withdrawal must specify:

  •
  the name and number of the account at the Book-Entry Transfer Facility from which the Old Debentures were tendered;

  •
  identify the principal amount of the Old Debentures to be withdrawn; and

  •
  specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Debentures and otherwise comply with the procedures of such Book-Entry Transfer Facility.

        All questions as to the validity, form and eligibility (including time of receipt) of such notice will be determined by IGT, whose determination shall be final and binding on all parties. Any Old Debentures so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Debentures which have been tendered for exchange but which are not exchanged for any reason will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Debentures promptly after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Debentures may be retendered by following one of the procedures described under "—Procedures for Tendering" and "—Book-Entry Transfer" at any time on or prior to the Expiration Date.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the transfer and exchange of Old Debentures to us in the Exchange Offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. Other reasons transfer taxes could be imposed include:

  •
  if New Debentures in book-entry form are to be registered in the name of any person other than the person signing the Letter of Transmittal;

  •
  if tendered Old Debentures are registered in the name of any person other than the person signing the Letter of Transmittal; or

  •
  if satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the Letter of Transmittal, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the Old Debentures tendered by such holder.

Exchange Agent

        The Bank of New York Trust Company, N.A. has been appointed the exchange agent for the Exchange Offer. Any Letter of Transmittal, Notice of Guaranteed Delivery and all correspondence in connection with the Exchange Offer should be sent or delivered by each holder of Old Debentures, or a beneficial owner's custodian bank, depositary, broker, trust company or other nominee, to the exchange agent at the address listed on the back cover page of this offering memorandum.

Information Agent

        D. F. King & Co., Inc. has been appointed as the information agent for the Exchange Offer. Questions concerning tender procedures and requests for additional copies of this offering memorandum or the Letter of Transmittal should be directed to the information agent at the address listed on the back cover page of this offering memorandum. Holders of Old Debentures may also contact their custodian bank, depositary, broker, trust company or other nominee for assistance concerning the Exchange Offer.

Financial Advisor

        We have retained Banc of America Securities LLC as our exclusive financial advisor in connection with the Exchange Offer. We are paying Banc of America Securities LLC customary fees for its services and have agreed to indemnify it for certain liabilities. Banc of America Securities LLC's compensation is in no way contingent on the results or the success of the Exchange Offer. Banc of America Securities LLC has not been retained to, and will not, solicit acceptances of the Exchange Offer or make any recommendation with respect thereto.

Fees and Expenses

        We will bear the expenses of the Exchange Offer. We will pay the exchange agent and the information agent reasonable and customary fees for their services and will reimburse them for their reasonable out-of-pocket expenses. Such expenses include fees and expenses of the trustee, accounting and legal fees and printing costs, among others.

        Tendering holders of Old Debentures will not be required to pay any expenses of soliciting tenders in the Exchange Offer. If, however, a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, such holder may be required to pay brokerage fees or commissions.

Solicitation

        The Exchange Offer is being made by us in reliance on the exemption from the registration requirements of the Securities Act, afforded by Section 3(a)(9) thereof. We therefore will not pay any commission or other remuneration to any broker, dealer, salesman or other person for soliciting tenders of the Old Debentures. We have not retained any dealer, manager or other agent to solicit tenders with respect to the Exchange Offer. The exchange agent will mail solicitation materials on our behalf. Additional solicitation may be made by telephone, facsimile or in person by officers and regular employees of IGT and our subsidiaries.

DESCRIPTION OF NEW DEBENTURES

        We will issue the New Debentures under a new indenture (the "Indenture") between us and The Bank of New York Trust Company, N.A., as trustee (the "Trustee"). The following summarizes some, but not all, provisions of the New Debentures and the Indenture. We urge you to read the Indenture because the Indenture, and not this description, defines your rights as a holder of the New Debentures. The form of Indenture and the form of certificate evidencing the New Debentures are being filed with the SEC as an exhibit to the schedule TO relating to this exchange offer.

        In this section, references to "IGT," "we," "our" or "us" refer solely to International Game Technology and not its subsidiaries.

General

        The New Debentures will be limited to an aggregate principal amount at maturity of $969,712,000. The New Debentures will mature on January 29, 2033. The New Debentures will rank equal in right of payment with all of our other unsecured and unsubordinated indebtedness.

        The New Debentures will be issued to investors in exchange for our Old Debentures, and we will issue $1,000 principal amount at maturity of New Debentures in exchange for each $1,000 principal amount at maturity of our Old Debentures. The Accreted Value of each New Debenture at issuance will be the same as the Accreted Value of the Old Debenture for which it will be exchanged. If the exchange is completed on March 9, 2006, such Accreted Value would be $625.93 per New Debenture. We will not pay cash interest on the New Debentures unless an upward interest adjustment becomes payable or we elect to do so following a Tax Event (as defined in this offering memorandum). The issue price represents a yield to maturity of 1.75% per annum (the "Initial Yield to Maturity"). The New Debentures will be issued only in denominations of $1,000 principal amount and multiples of $1,000 principal amount.

        You will have the option to convert your New Debentures into cash and shares, if any, of our Common Stock with a value equal to 21.1704 shares of Common Stock per New Debenture (the "Conversion Rate"). This is equivalent to an initial conversion price of approximately $29.57 per share based on the Accreted Value of $625.93 as of March 9, 2006. The Conversion Rate is subject to adjustment if certain events occur. Upon conversion, you will receive cash and shares, if any, of our Common Stock as set forth in "—Conversion Consideration." You will not receive any cash payment for interest adjustments, if any, to the conversion date (as defined in this offering memorandum).

        Each holder will agree in the Indenture, for United States federal income tax purposes, to treat the New Debentures as "contingent payment debt instruments" and to be bound by our application of the Treasury regulations that govern contingent payment debt instruments, including our determination that the rate at which interest will be deemed to accrue for United States federal income tax purposes will be 7.75%, which is the rate comparable to the rate at which we would have borrowed on a noncontingent, nonconvertible borrowing at the issue date of the Old Debentures. Accordingly, each holder will be required to accrue interest on a constant yield to maturity basis at that rate, with the result that a holder will recognize taxable income significantly in excess of cash received while the Debentures are outstanding. See "Risk Factors—The amount you must include in your income for United States federal income tax purposes will exceed the amount of cash interest you receive."

        YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE TAX TREATMENT OF AN INVESTMENT IN THE NEW DEBENTURES AND WHETHER AN INVESTMENT IN THE NEW DEBENTURES IS ADVISABLE IN LIGHT OF THE AGREED UPON TAX TREATMENT AND YOUR PARTICULAR TAX SITUATION.

Ranking

        The New Debentures will be senior, unsecured obligations of IGT and will rank equal in right of payment with all of its existing and future unsecured and unsubordinated indebtedness.

        We currently conduct substantially all our operations through our subsidiaries and our subsidiaries generate substantially all of our operating income and cash flow. As a result, distributions and advances from our subsidiaries are the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating and regulatory requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including cash payments on the New Debentures.

        The New Debentures will effectively rank junior to all existing and future liabilities, including trade payables, of our subsidiaries. In the event of a bankruptcy, liquidation or dissolution of a subsidiary, the creditors of such subsidiary will be paid first, after which the subsidiary may not have sufficient assets remaining to make any payments to us as a shareholder or otherwise so that we can meet our obligations under the New Debentures.

        As of December 31, 2005, the total balance sheet liabilities of our subsidiaries were approximately $940 million, of which approximately $570 million were jackpot liabilities offset on a dollar for dollar basis by U.S. Treasury securities and cash.

Interest Adjustment

        If the average of the closing sale prices of our Common Stock is less than or equal to 60% of the Accreted Conversion Price of the New Debentures for any 20 out of the last 30 trading days ending on the third trading day preceding any repurchase date, then the yield-to-maturity on the New Debentures will be subject to an upward interest adjustment to the Reset Rate (as defined in this offering memorandum) for the subsequent six-month period. Once an upward interest adjustment is in effect for the six-month period after a repurchase date, the upward interest adjustment will remain in effect for each subsequent six-month period until the next repurchase date (or, in the case of an upward interest adjustment in effect for the six-month period after the January 29, 2028 repurchase date, until maturity) if the average of the closing sale prices of our Common Stock is less than or equal to 60% of the Accreted Conversion Price of the New Debentures for 20 out of the last 30 trading days ending on the third trading day preceding the January 29 or July 29 on which such six-month period begins. If the average of the closing sale prices of our Common Stock is not less than or equal to 60% of the Accreted Conversion Price of the New Debentures for 20 out of the last 30 trading days ending on the third trading day preceding any January 29 or July 29, then no upward interest adjustment will be in effect, and the yield-to-maturity on the New Debentures will equal the Initial Yield to Maturity (as defined in this offering memorandum), for the subsequent six-month period. If the average of the closing sale prices of our Common Stock is not less than or equal to 60% of the Accreted Conversion Price of the New Debentures for 20 out of the last 30 trading days ending on the third trading day preceding any repurchase date, then the yield-to-maturity on the New Debentures will not be subject to an upward interest adjustment until the next repurchase date.

        If an upward interest adjustment is in effect for a particular six-month period, we will pay cash interest on the Accreted Value of the New Debentures at a rate per annum equal to the Reset Rate minus the Initial Yield to Maturity. The New Debentures will accrete at the Initial Yield to Maturity whether or not an upward interest adjustment is in effect.

        The "closing sale price" of our Common Stock on any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported on the New York Stock Exchange or, if our Common Stock is not listed on the New York Stock Exchange, then as reported by the principal other national or regional securities exchange on which our Common Stock is then listed, or if our Common Stock is not then listed on a national or regional exchange, by the National Association of Securities Dealers Automated Quotation System (the "Nasdaq System"), or if our Common Stock is not then quoted on the Nasdaq System, by the principal other market on which the shares of our Common Stock are then traded. In the absence of such quotations, the "closing sale price" will be the last quoted bid for our Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If our Common Stock is not so quoted, the "closing sale price" will be the average of the midpoint of the last bid and ask prices for our Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

        The "Reset Rate" applicable to any six-month period, as determined by the Reset Rate Agent (as defined below), will be equal to a per annum rate (the "Reference Fixed Rate") that would, in the sole judgment of the Reset Rate Agent, result in a trading price of par with a hypothetical issue of our senior, non-convertible, fixed rate debt securities with:

  (i)
  a final maturity equal to the term from the repurchase date on which the Reset Rate is determined until the next repurchase date (or maturity if the repurchase date is the January 29, 2028 repurchase date);

  (ii)
  an aggregate principal amount equal to the Accreted Value of the then outstanding New Debentures; and

  (iii)
  provisions that are, insofar as would be practicable for an issue of senior, non-convertible, fixed-rate debt securities, substantially identical to those of the New Debentures.

        In no event, however, will the applicable Reset Rate be greater than 12% per annum without our prior written consent. Also, if the Reset Rate Agent determines in its sole judgment that there is no suitable Reference Fixed Rate, the Reset Rate will be the Reset Rate most recently determined (except if there is no Reset Rate most recently determined, in which case the Reset Rate shall be a rate reasonably determined by Reset Rate Agent to reflect current market conditions), such Reset Rate to remain in effect until the Reset Rate Agent determines that there is a suitable reference rate, at which time the Reset Rate Agent shall determine a new Reset Rate.

        In the event of any upward interest adjustment, we will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on our web site or through such other public medium as we may use at that time.

Reset Rate Agent; Determinations Conclusive

        A nationally recognized investment bank engaged for such purpose by us will act as the Reset Rate Agent. If requested by us, the Reset Rate Agent shall seek an indicative reference rate from one other nationally recognized investment bank engaged for such purpose by us. The determination of any applicable Reset Rate shall be made by the Reset Rate Agent by averaging the reference rate it has determined with the indicative reference rate provided by such other investment bank. If an indicative reference rate cannot reasonably be obtained from one other nationally recognized investment bank, or if we choose not to engage such other investment bank, then the rate determined by the initial Reset Rate Agent shall be used. The determination of any Reset Rate by the Reset Rate Agent will be conclusive and binding upon us, the Reset Rate Agent, the Trustee and the holders of the New Debentures, in the absence of manifest error.

        The Reset Rate Agent may be removed at any time with or without cause by us giving at least sixty (60) days' written notice to the Reset Rate Agent. The Reset Rate Agent may resign at any time upon giving at least thirty (30) days' written notice to us. A successor Reset Rate Agent will be appointed by us.

Tax Event

        We will have the option, under limited circumstances, to elect to pay cash interest at the Initial Yield to Maturity or the applicable Reset Rate on the New Debentures from and after the date a Tax Event (as defined below) occurs. Interest will accrue from the date we exercise this option and will be payable semi-annually on January 29 and July 29.

        "Tax Event" means, the receipt by us of an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that as a result of:

  •
  any amendment or change (including any announced prospective change (which will not include a proposed change), provided that a Tax Event will not occur more than 90 days before the effective date of any prospective change) in the laws (or regulations thereunder) of the United States or any political subdivision or taxing authority of the United States or any political subdivision; or

  •
  any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"); or

  •
  any amendment or change in the administrative position or interpretation of any Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental agency or regulatory body, irrespective of the manner in which such amendment or change is made known, which amendment or change is effective or such Administrative Action or decision is announced, in each case, on or after the date of original issuance of the New Debentures;

there is more than an insubstantial risk that interest, including original issue discount, on the New Debenture either:

    (1)
    would not be deductible on a current accrual basis; or

    (2)
    would not be deductible under any other method, in whole or in part, by us for United States federal income tax purposes.

Interest

        We will not pay cash interest on the New Debentures unless there is an upward interest adjustment or we elect to do so following a Tax Event. Any cash interest will be based on a 360-day year comprised of twelve 30-day months, and will be payable semi-annually on January 29 and July 29. Cash interest following an upward interest adjustment will be paid at the per annum rate equal to the Reset Rate minus the Initial Yield to Maturity during any period in which an upward interest adjustment is in effect. Cash interest following a Tax Event and our election to pay interest in cash will be paid at the Initial Yield to Maturity or the applicable Reset Rate during any period in which an upward interest adjustment is in effect. The record date for the payment of cash interest to holders will be January 14 and July 14 of each year. We will give notice to the holders of the New Debentures, no later than 30 days prior to each record date, of the amount of any cash interest to be paid as of the next interest payment date. We will pay interest on the New Debentures by wire transfer of federal (same-day) funds or check mailed to the address of the registered holders of the New Debentures as of the record date relating to each interest payment date.

        You should be aware that interest that accrues for the period you hold the New Debentures must be included in your gross income for United States federal income tax purposes in accordance with the Treasury regulations that govern debt instruments providing for contingent payments. See "Risk Factors—The amount you must include in your income for United States federal income tax purposes will exceed the amount of cash interest you receive."

Redemption Rights

        We must repay the New Debentures at their stated maturity on January 29, 2033, unless earlier redeemed. The circumstances in which we may, or we are required to, redeem the New Debentures prior to their stated maturity are described below.

        We will have the right to redeem the New Debentures in whole or in part, at any time or from time to time, on or after the date of issuance of the New Debentures upon not less than 15 nor more than 60 days' prior notice by mail, for a cash price equal to the Accreted Value plus accrued and unpaid cash interest, if any, up to the redemption date.

        The table below shows redemption prices of the New Debentures at March 9, 2006 (the Expiration Date assuming the New Debentures were outstanding at such time), at each following January 29 prior to maturity and at maturity on January 29, 2033, assuming that an upward interest adjustment does not occur. The prices reflect the Accreted Value calculated through each date. The redemption prices of a New Debenture redeemed between these dates would include an additional increase in the Accreted Value since the immediately preceding date in the table to the actual redemption date.

Redemption Date	Accrued Interest Since the Previous Anniversary Date	Redemption Price
March 9, 2006	$—	$625.93
January 29, 2007	—	635.71
January 29, 2008	11.17	646.88
January 29, 2009	11.37	658.25
January 29, 2010	11.57	669.82
January 29, 2011	11.77	681.59
January 29, 2012	11.98	693.57
January 29, 2013	12.19	705.76
January 29, 2014	12.41	718.17
January 29, 2015	12.62	730.79
January 29, 2016	12.85	743.64
January 29, 2017	13.07	756.71
January 29, 2018	13.30	770.01
January 29, 2019	13.53	783.54
January 29, 2020	13.77	797.31
January 29, 2021	14.02	811.33
January 29, 2022	14.26	825.59
January 29, 2023	14.51	840.10
January 29, 2024	14.76	854.86
January 29, 2025	15.03	869.89
January 29, 2026	15.29	885.18
January 29, 2027	15.56	900.74
January 29, 2028	15.83	916.57
January 29, 2029	16.11	932.68
January 29, 2030	16.39	949.07
January 29, 2031	16.68	965.75
January 29, 2032	16.98	982.73
January 29, 2033	$17.27	$1,000.00

        If we decide to redeem fewer than all of the outstanding New Debentures, the Trustee will select the New Debentures to be redeemed by lot, on a pro rata basis or by another method the Trustee considers appropriate.

        If the Trustee selects a portion of your New Debenture for partial redemption and you convert a portion of the same Debenture, the converted portion will be deemed to be from the portion selected for redemption.

        In the event of any redemption in part, we will not be required to:

  •
  issue, register the transfer of or exchange any New Debenture during a period beginning at the opening of business 15 days before any selection of New Debentures for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of New Debentures to be so redeemed, or

  •
  register the transfer of or exchange any New Debenture so selected for redemption, in whole or in part, except the unredeemed portion of any New Debenture being redeemed in part.

Conversion Rights

        Subject to the conditions described below, you may convert your New Debentures into cash and shares, if any, of our Common Stock with a value equal to 21.1704 shares of Common Stock per $1,000 principal amount at maturity of New Debentures (equivalent to an initial conversion price of approximately $29.57 per share assuming an Accreted Value on March 9, 2006 of $625.93). The conversion rate and the equivalent conversion price in effect at any given time will be subject to adjustment as described below. If a New Debenture has been called for redemption, holders will be entitled to convert such New Debenture from the date of notice of the redemption until the close of business on the business day immediately preceding the date of redemption. A holder may convert fewer than all of such holder's New Debentures so long as the New Debentures converted are an integral multiple of $1,000 principal amount at maturity.

        You may surrender your New Debentures for conversion into cash and shares, if any, of our Common Stock at the applicable conversion rate prior to stated maturity under any of the following circumstances:

  •
  during any conversion period (as defined below) if the closing sale prices of our Common Stock for at least 20 trading days in the 30 trading day period ending on the first day of such conversion period is more than 120% of the Accreted Conversion Price per share of Common Stock on the first day of the conversion period; or

  •
  during the five business day period following any 10 consecutive trading-day period in which the average of the trading prices (as defined below) for a New Debenture was less than 95% of the average closing sale price of our Common Stock multiplied by the applicable conversion rate; or

  •
  if we have called such holders' New Debentures for redemption; or

  •
  during such period, if any, that (1) the credit rating assigned to IGT's long term senior debt or, if the New Debentures are then rated, the rating assigned to the New Debentures, by both Moody's and Standard & Poor's, is below a specified level, (2) the credit rating assigned to our long term senior debt or, if the New Debentures have been rated, the rating assigned to the New Debentures, is suspended or withdrawn by both such rating agencies or (3) if neither such rating agency is rating our long term senior debt or, after the New Debentures have been rated, the New Debentures; or

  •
  upon the occurrence and continuance of specified corporate transactions.

  Conversion Upon Satisfaction of Market Price Condition

        You may surrender any of your New Debentures for conversion into cash and shares, if any, of our Common Stock during any conversion period if the closing sale prices of our Common Stock on the principal national securities exchange on which the Common Stock is listed, for a period of at least 20 trading days in the period of 30 consecutive trading days ending on the first day of such conversion period, is more than 120% of the Accreted Conversion Price per share of our Common Stock on the first day of the conversion period. The "Accreted Conversion Price" per share of our Common Stock as of any day will equal the Accreted Value of the New Debentures divided by the applicable conversion rate. A "conversion period" will be the period from and including the eleventh trading day in a fiscal quarter up to but not including the eleventh trading day of the following fiscal quarter.

  Conversion Upon Satisfaction of Trading Price Condition

        You may surrender any of your New Debentures for conversion into cash and shares, if any, of our Common Stock during the five business day period following any 10 consecutive trading-day period in which the average of the trading prices for a New Debenture was less than 95% of the average closing sale price of our Common Stock multiplied by applicable conversion rate.

        The "trading price" of the New Debentures on any date of determination means the average of the secondary market bid quotations per New Debenture obtained by us or a financial institution engaged by us for this purpose for $5,000,000 principal amount at maturity of the New Debentures at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers we select, provided that if at least two such bids cannot reasonably be obtained by us or such financial institution, but one such bid can reasonably be obtained by us or such financial institution, this one bid shall be used. If we or such financial institution cannot reasonably obtain at least one bid for $5,000,000 principal amount at maturity of the New Debentures from a nationally recognized securities dealer or in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the New Debentures, then the trading price of the New Debentures will equal (a) the applicable conversion rate of the New Debentures multiplied by (b) the closing price on the NYSE of our Common Stock on such determination date.

        We, or upon our request a financial institution engaged by us for this purpose, will determine the trading price. We will have no obligation to make or request that determination unless a holder of New Debentures provides us with reasonable evidence that the trading price of the New Debentures may be less than 95% of the average closing sale price of our Common Stock multiplied by the applicable conversion rate for the applicable period. If a holder provides such evidence, we will, or will request the financial institution engaged by us for this purpose to, determine the trading price of the New Debentures for the applicable period.

  Conversion Upon Notice of Redemption

        You may surrender for conversion any of your New Debentures called for redemption at any time prior to the close of business one business day prior to the redemption date, even if it is not otherwise convertible at such time. If you have already delivered a purchase notice or a change in control purchase notice with respect to a New Debenture, however, you may not surrender that New Debenture for conversion until you have withdrawn the notice in accordance with the Indenture.

  Conversion Upon Credit Rating Event

        You may surrender any of your New Debentures for conversion during any period in which (1) the long term senior debt rating of IGT, or if the New Debentures are then rated, the rating assigned to the New Debentures, by Moody's is below Ba2 and by Standard & Poor's is below BB, (2) the credit rating assigned to our long term senior debt or, if the New Debentures have been rated, the rating assigned to the New Debentures, is suspended or withdrawn by both such rating agencies or (3) if neither such rating agency is rating our long term senior debt or, after the New Debentures have been rated, the New Debentures.

  Conversion Upon Specified Corporate Transactions

        Even if the market price condition described above has not occurred, if we elect to:

  •
  distribute to all holders of our Common Stock certain rights entitling them to purchase, for a period expiring within 60 days, shares of our Common Stock at less than the current market price at the time, or

  •
  distribute to all holders of our Common Stock our assets, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 12.5% of the closing sale price of our Common Stock on the day preceding the declaration date for such distribution, we must notify the holders of New Debentures at least 20 days prior to the ex-dividend date for such distribution. Once we have given that notice, holders may surrender their New Debentures for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or our announcement that such distribution will not take place. No adjustment to the ability of a holder to convert will be made if the holder will otherwise participate in the distribution without conversion.

        In addition, if we are party to a consolidation, merger or binding share exchange pursuant to which our Common Stock would be converted into cash, securities or other property, a holder may surrender New Debentures for conversion at any time from and after the date that is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of such transaction. If we are a party to a consolidation, merger or binding share exchange pursuant to which our Common Stock is converted into cash, securities or other property, then at the effective time of the transaction, the Conversion Value (as defined under "—Conversion Consideration") will be determined based upon the kind and amount of cash, securities or other property that a holder of a number of shares of Common Stock equal to the conversion rate would have received in the transaction. In the event holders of our Common Stock have the opportunity to elect the form of consideration to be received in any such transaction, we will make adequate provision whereby the holders of the New Debentures shall have a reasonable opportunity to determine the form of consideration, into which all of the New Debentures, treated as a single class, shall be convertible from and after the effective date of such transaction (subject to our ability to settle the conversion obligation in cash). Any such determination shall be subject to any limitations to which all of the holders of the Common Stock are subject, such as pro-rata reductions applicable to any portion of the consideration to be paid. We will agree in the Indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

        If the transaction also constitutes a "Change in Control," as defined below, the holder can require us to purchase all or a portion of its New Debentures as described under "—Change in Control."

Conversion Rate and Conversion Procedures

        The initial conversion rate is a value equal to 21.1704 shares of Common Stock for each New Debenture. This is equivalent to an initial conversion price of approximately $29.57 per share of Common Stock based on an Accreted Value at March 9, 2006 of $625.93. You will not receive any cash payment representing accrued interest (cash or accreted interest) upon conversion of a New Debenture. Delivery of cash and shares of our Common Stock, if any, issuable upon conversion will be deemed to satisfy our obligation to pay the principal amount of the New Debentures, including any accrued and unpaid cash interest and all accreted interest. Accrued cash interest and accreted interest will be deemed paid in full rather than canceled, extinguished or forfeited. We will not adjust the conversion rate to account for the accrued cash interest or accreted interest.

        If you wish to exercise your conversion right, you must deliver an irrevocable conversion notice, together, if the New Debentures are in certificated form, with the certificated security (the date of such delivery of notice, the "conversion date"), to the conversion agent who will, on your behalf, convert the New Debentures into cash and shares, if any, of Common Stock. You may obtain copies of the required form of the conversion notice from the conversion agent.

Conversion Consideration

        If you surrender your New Debentures for conversion, you will receive, in respect of each $1,000 principal amount at maturity of New Debentures, cash in an amount equal to the lesser of (1) the Accreted Value on the conversion date of each New Debenture or (2) the Conversion Value (as described below); and a number of shares of our Common Stock equal to the sum of the Daily Share Amounts (calculated as described below) for each of the ten consecutive trading days in the Applicable Conversion Reference Period (as defined below), provided, however, that we will pay cash in lieu of fractional shares otherwise issuable upon conversion of the New Debentures. The cash payment for fractional shares will be based on the closing sale price of our Common Stock on the trading day immediately prior to the conversion date.

        The "Applicable Conversion Reference Period" means:

  •
  for New Debentures that are converted after we have specified a redemption date, the ten consecutive trading days beginning on the second trading day following the redemption date (in the case of a partial redemption, this clause applies only to those New Debentures which would be actually redeemed); or

  •
  in all other cases, the ten consecutive trading days beginning on the second trading day following the conversion date.

        The "Conversion Value" is equal to (1) the applicable conversion rate, multiplied by (2) the average of the closing sale prices of our Common Stock on each of the ten consecutive trading days in the Applicable Conversion Reference Period.

        The "Daily Share Amount" for each day in the Applicable Conversion Reference Period is equal to the greater of:

  •
  zero; or

  •
  a number of shares determined by the following formula:

(closing sale price of our Common Stock on that trading day * applicable conversion rate)—Accreted Value on the conversion date

10 * closing sale price of our Common Stock on that trading day

        "Trading day" means a day during which trading in our securities generally occurs on the NYSE, or if our Common Stock is not listed on the NYSE, on the principal other national or regional securities exchange on which our Common Stock is then listed or, if our Common Stock is not listed on a national or regional securities exchange, on the Nasdaq System, or if the shares of Common Stock are not quoted on the Nasdaq System on the principal other market on which our Common Stock is then traded.

        If a holder tenders New Debentures for conversion and the Conversion Value is being determined at a time when the New Debentures are convertible into other property in addition to or in lieu of our Common Stock, the Conversion Value of each New Debenture and the Daily Share Amount will be determined based on the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of our Common Stock equal to the conversion rate would have owned or been entitled to receive in such transaction and the value thereof during the Applicable Conversion Reference Period. Settlement (in cash and/or shares) will occur on the third business day following the final day of such Applicable Conversion Reference Period.

Conversion Rate Adjustments

        The conversion rate will be subject to adjustment upon the following events:

  •
  the payment of dividends and other distributions payable exclusively in our Common Stock on our Common Stock;

  •
  the issuance to all holders of our Common Stock of rights or warrants that allow the holders to purchase shares of our Common Stock at less (or having a conversion price per share less) than the current market price; provided that no adjustment will be made if holders of the New Debentures may participate in the transaction on a basis and with notice that our board of directors determines to be fair and appropriate or in some other cases;

  •
  subdivisions or combinations of our Common Stock;

  •
  the payment of dividends and other distributions to all holders of our Common Stock consisting of our debt, securities or assets or certain rights to purchase our securities, except for those rights or warrants referred to in the second bullet point above and dividends and other distributions paid exclusively in cash, provided that no adjustment will be made if all holders of the New Debentures may participate in the transactions;

  •
  the payment to holders of our Common Stock in respect of a tender or exchange offer, other than an odd-lot offer, by us or any of our subsidiaries for our Common Stock to the extent that the offer involves aggregate consideration that, together with (1) any cash and the fair market value of any other consideration payable in respect of any tender offer by us or any of our subsidiaries for shares of our Common Stock consummated within the preceding 12 months not triggering a conversion price adjustment and (2) all-cash distributions to all or substantially all stockholders made within the preceding 12 months not triggering a conversion price adjustment, exceeds an amount equal to 12.5% of the market capitalization of our Common Stock on the expiration date of the tender offer; and

  •
  the distribution to all or substantially all stockholders of all-cash distributions in an aggregate amount that, together with (1) any cash and the fair market value of any other consideration payable in respect of any tender offer by us or any of our subsidiaries for shares of our Common Stock consummated within the preceding 12 months not triggering a conversion price adjustment and (2) all other all-cash distributions to all or substantially all stockholders made within the preceding 12 months not triggering a conversion price adjustment, exceeds an amount equal to 12.5% of the market capitalization of our Common Stock on the business day immediately preceding the day on which we declare the distribution.

        In the event that we elect to make a distribution described in the fourth bullet point above in which we distribute shares of capital stock of a subsidiary of ours, the conversion rate will be adjusted, if at all, based on the market value of the subsidiary stock so distributed relative to the market value of our Common Stock, in each case over a measurement period following the distribution.

        If we were to adopt a stockholders rights plan under which we issue rights providing that each share of our Common Stock issued upon conversion of the New Debentures at any time prior to the distribution of separate certificates representing the rights will be entitled to receive the right, there will not be any adjustment to the conversion rate as a result of:

  •
  the issuance of rights;

  •
  the distribution of separate certificates representing rights;

  •
  the exercise or redemption of rights in accordance with any rights agreement; or

  •
  the termination or invalidation of rights.

        The applicable conversion price will not be adjusted upon certain events, including but not limited to:

  •
  upon the issuance of any shares of our Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of IGT and the investment of additional optional amounts in shares of our Common Stock under any plan;

  •
  upon the issuance of any shares of our Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of IGT; or

  •
  upon the issuance of any shares of our Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the New Debentures were first issued.

        We may increase the conversion rate as permitted by law for at least 20 days, so long as the increase is irrevocable during the period. No adjustment in the applicable conversion price will be required unless the adjustment would require an increase or decrease of at least 1% of the applicable conversion price. If the adjustment is not made because the adjustment does not change the applicable conversion price by more than 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. Except as specifically described above, the applicable conversion price will not be subject to adjustment in the case of the issuance of any shares of our Common Stock, or securities convertible into or exchangeable for our Common Stock.

        If a holder submits its New Debenture for conversion after we have elected to exercise our option to pay cash interest instead of accruing interest following a Tax Event or if we are required to make a cash interest payment pursuant to an upward interest adjustment, between a record date and the opening of business on the next interest payment date (except for New Debentures or portions of New Debentures called for redemption on a redemption date occurring during the period from the close of business on a record date and ending on the opening of business on the first business day after the next interest payment date, or if the next interest payment date is not a business day, the second business day after the interest payment date), such holder must pay funds equal to the interest payable on the converted principal amount.

Repurchase Rights

        Holders have the right to require us to repurchase the New Debentures on January 29, 2008, January 29, 2013, January 29, 2018, January 29, 2023 and January 29, 2028, each of which we refer to as a "repurchase date." We will be required to repurchase any outstanding New Debentures for which you deliver a written repurchase notice to the paying agent. This notice must be delivered during the period beginning at any time from the opening of business on the date that is 20 business days prior to the relevant repurchase date until the close of business on the last day prior to the repurchase date. If the repurchase notice is given and withdrawn during the period, we will not be obligated to repurchase the related New Debentures. Our repurchase obligation will be subject to some additional conditions. Also, our ability to satisfy our repurchase obligations may be affected by the factors described in "Risk Factors—We may not have the funds necessary to purchase the New Debentures at the option of the holders or upon a change in control."

        The repurchase price will be payable in cash and will be equal to the Accreted Value plus accrued and unpaid cash interest, if any, on such repurchase date. The repurchase prices of a New Debenture as of each of the repurchase dates will be:

  •
  $646.88 per New Debenture on January 29, 2008

  •
  $705.76 per New Debenture on January 29, 2013

  •
  $770.01 per New Debenture on January 29, 2018

  •
  $840.10 per New Debenture on January 29, 2023

  •
  $916.57 per New Debenture on January 29, 2028

        If we have previously exercised our option to pay cash interest instead of accruing interest on the New Debentures following a Tax Event, the repurchase price will equal the restated principal amount, which is the Accreted Value as of the date of such election to pay cash interest, plus the accrued and unpaid interest that accrued from that date through the repurchase date.

        A holder's notice electing to require us to repurchase such holder's New Debentures must state:

  •
  if certificated New Debentures have been issued, the New Debentures' certificate numbers, or if not certificated, your notice must comply with appropriate DTC procedures;

  •
  the portion of the principal amount at maturity of New Debentures to be repurchased, in multiples of $1,000; and

  •
  that the New Debentures are to be repurchased by us pursuant to the applicable provisions of the New Debentures.

        You may withdraw any repurchase notice by a written notice of withdrawal delivered to the paying agent prior to the close of business on the last day prior to the repurchase date. The notice of withdrawal must state:

  •
  the principal amount of the withdrawn New Debentures;

  •
  if certificated New Debentures have been issued, the certificate numbers of the withdrawn New Debentures, or if not certificated, your notice must comply with appropriate DTC procedures; and

  •
  the principal amount, if any, which remains subject to the repurchase notice.

        A holder must either effect book-entry transfer or deliver the New Debentures, together with necessary endorsements, to the office of the paying agent after delivery of the repurchase notice to receive payment of the repurchase price. A holder will receive payment on the repurchase date or the time of book-entry transfer or the delivery of the New Debentures. If the paying agent holds money or securities sufficient to pay the repurchase price of the New Debentures on the business day following the repurchase date, then:

  •
  the New Debentures will cease to be outstanding;

  •
  interest, including any interest payable in cash pursuant to an upward interest adjustment or our election to pay cash interest following a Tax Event will cease to accrue; and

  •
  all other rights of the holder will terminate.

        This will be the case whether or not book-entry transfer of the New Debentures is made or whether or not the New Debentures are delivered to the paying agent.

        We will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act which may be applicable at the time. We will file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the New Debentures at your option.

Change in Control

        If a Change in Control (as defined below) occurs, you will have the right, at your option, to require us to repurchase for cash all of your New Debentures not previously called for redemption, or any portion of the principal amount at maturity thereof, that is equal to $1,000 or an integral multiple of $1,000. The price we are required to pay is equal to the Accreted Value plus accrued and unpaid cash interest, if any, on the repurchase date.

        Within 30 days after the occurrence of a Change in Control, we are obligated to give to the holders of the New Debentures notice of the Change in Control and of the repurchase right arising as a result of the Change in Control. We must also deliver a copy of this notice to the Trustee. To exercise the repurchase right, you must deliver on or before the 30th day after the date of our notice irrevocable written notice to the Trustee of your exercise of your repurchase right, together with the New Debentures with respect to which the right is being exercised. We are required to repurchase the New Debentures on the date that is 45 days after the date of our notice.

        A "Change in Control" will be deemed to have occurred at the time after the New Debentures are originally issued that any of the following occurs:

          (1)   any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of our capital stock entitling the person to exercise 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors, other than an acquisition by us, any of our subsidiaries or any of our employee benefit plans and other than any transaction contemplated by the second bullet point of clause (2) below; or

          (2)   we merge or consolidate with or into any other person (other than a subsidiary), any merger of another person into us, or we convey, sell, transfer or lease all or substantially all of our assets to another person, other than any transaction:

•
that does not result in a reclassification, conversion, exchange or cancellation of outstanding Common Stock, or

•
pursuant to which the holders of our Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, or

•
which is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of our Common Stock solely into shares of common stock of the surviving entity.

        However, a Change in Control will not be deemed to have occurred if either

        (A)  the closing sale price per share of Common Stock for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control relating to an acquisition of capital stock, or the period of 10 consecutive trading days ending immediately before the

Change in Control, in the case of Change in Control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the conversion price of the New Debentures in effect on each of those trading days or

        (B)  all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger or consolidation otherwise constituting a Change in Control under clause (1) and/or clause (2) above consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following the merger or consolidation) and as a result of the merger or consolidation the New Debentures become convertible into such shares of common stock.

        For purposes of these provisions:

  •
  the conversion price is equal to $1,000 divided by the conversion rate;

  •
  whether a person is a "beneficial owner" will be determined in accordance with Rule 13d-3 under the Exchange Act; and

  •
  "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

        Rule 13e-4 under the Exchange Act requires the dissemination of prescribed information to security holders in the event of an issuer tender offer and may apply in the event that the repurchase option becomes available to the holders of New Debentures. We will comply with this rule to the extent it applies at that time.

        The definition of Change in Control includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of our and our subsidiaries' assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of New Debentures to require us to repurchase its New Debentures as a result of the conveyance, transfer, sale, lease or other disposition of less than all of IGT's and its subsidiaries' assets may be uncertain.

        The foregoing provisions would not necessarily provide the holders of New Debentures with protection if we are involved in a highly leveraged or other transaction that may adversely affect the holders.

        If a Change in Control were to occur, we may not have sufficient funds to pay the Change in Control repurchase price. See "Risk Factors—We may not have the funds necessary to purchase the New Debentures at the option of the holders or upon a change in control." In particular, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting its holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specified dates. If we fail to repurchase the New Debentures when required following a Change in Control, we will be in default under the Indenture.

Merger and Sales of Assets by IGT

        We may not (1) consolidate with or merge into any other person or sell, convey, lease or transfer our properties and assets substantially as an entirety to any other person in any one transaction or series of related transactions, or (2) permit any person to consolidate with or merge into us, unless:

  •
  if we are not the surviving person, the surviving person formed by such consolidation or into which we are merged or the person to which our properties and assets are so transferred shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall execute and deliver to the Trustee a supplemental indenture expressly assuming the payment when due of the principal of and interest on the New Debentures and the performance of each of our other covenants under the Indenture, and

  •
  in either case, immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing.

Mandatory Disposition Pursuant to Gaming Laws

        Each holder, by accepting New Debentures, shall be deemed to have agreed that if the gaming authority of any jurisdiction in which we or any of our subsidiaries does business requires that a person who is a holder or the beneficial owner of New Debentures be licensed, qualified or found suitable under applicable gaming laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If such person fails to apply or become licensed or qualified or is found unsuitable, we shall have the right, at our option:

  •
  to require such person to dispose of its New Debentures or beneficial interest therein within 30 days of receipt of notice of our election or such earlier date as may be requested or prescribed by such gaming authority, or

  •
  to redeem such New Debentures at a redemption price equal to:

          (1)   the lesser of

      (a)
      such person's cost; and

      (b)
      the Accreted Value, plus accrued and unpaid cash interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability, which may be less than 30 days following the notice of redemption if so required or prescribed by the applicable gaming authority; or

          (2)   such other amount as may be required by applicable law or by order of any applicable gaming authority.

        We shall notify the Trustee in writing of any such redemption as soon as practicable. We shall not be responsible for any costs or expenses any such holder may incur in connection with its application for a license, qualification or a finding of suitability.

        In addition, if any New Debentures are held in trust by an agent or by a nominee, the record holder of any New Debentures may be required to disclose the identity of the beneficial owner of any New Debentures to gaming authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. We are also required to render maximum assistance in determining the identity of the beneficial owner.

Events of Default

        The following are events of default with respect to the New Debentures:

  •
  default for 30 days in payment of any cash interest installment due and payable on the New Debentures (after any upward interest adjustment or any election by us to pay cash interest following a Tax Event);

  •
  default in payment of principal of the New Debentures and accrued cash interest (after an upward interest adjustment or following our election to pay cash interest after a Tax Event) at maturity, upon redemption, repurchase or following a Change in Control, when the same becomes due and payable;

  •
  default by us or any of our Significant Subsidiaries (as defined in the Indenture) under any instrument or instruments evidencing indebtedness (other than the New Debentures) having an outstanding principal amount of $50,000,000 (or its equivalent in any other currency or currencies) or more that has caused the holders thereof to declare such indebtedness to be due and payable prior to its stated maturity unless such declaration has been rescinded within 30 days;

  •
  default in the payment of any of our or any of our Significant Subsidiaries' indebtedness for money borrowed in an aggregate principal amount exceeding $50,000,000 (or its equivalent in any other currency or currencies) when such indebtedness becomes due and payable at final maturity if such default shall continue more than 30 business days after the expiration of any grace period or extension of the time for payment applicable thereto;

  •
  default in our performance of any other covenants or agreements in respect of the New Debentures contained in the Indenture or the New Debentures for 60 days after written notice to us by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the New Debentures then outstanding; or

  •
  certain events of bankruptcy, insolvency and reorganization of us or our Significant Subsidiaries.

        The Indenture requires that we file annually with the Trustee a certificate describing any default by us in the performance of any conditions or covenants that has occurred under the Indenture and its status. We must give the Trustee written notice within 30 days of any default under the Indenture that could mature into an event of default described in the fourth or fifth clause above.

        The Indenture provides that if an event of default occurs and is continuing with respect to the New Debentures, either the Trustee or the registered holders of at least 25% in aggregate principal amount at maturity of the New Debentures may declare the Accreted Value plus accrued and unpaid cash interest, if any, on the New Debentures to be due and payable immediately. If an event of default relating to some events of bankruptcy, insolvency or reorganization occurs, the Accreted Value plus accrued and unpaid cash interest, if any on the New Debentures will become immediately due and payable without any action on the part of the Trustee or any holder. At any time after a declaration of acceleration, but before a judgment or decree for payment of money has been obtained, if all events of default with respect to the New Debentures have been cured (other than the nonpayment of principal of the New Debentures which has become due solely by reason of the declaration of acceleration), then the registered holders of a majority in aggregate principal amount at maturity of New Debentures may rescind the declaration of acceleration.

        A holder of New Debentures may pursue any remedy under the Indenture only if:

  •
  the holder gives the Trustee written notice of a continuing event of default for the New Debentures;

  •
  the holders of at least 25% in principal amount at maturity of the outstanding New Debentures make a written request to the Trustee to pursue the remedy;

  •
  the holder offers to the Trustee indemnity reasonably satisfactory to the Trustee;

  •
  the Trustee fails to act for a period of 60 days after receipt of notice and offer of indemnity; and

  •
  during that 60-day period, the holders of a majority in principal amount at maturity of the New Debentures do not give the Trustee a direction inconsistent with the request.

        This provision does not, however, affect the right of a holder of New Debentures to sue for enforcement of payment of the principal of or interest on the holder's New Debenture on or after the respective due dates expressed in its New Debentures or the holder's right to convert its New Debentures in accordance with the Indenture.

        The Trustee is entitled under the Indenture, subject to the duty of the Trustee during a default to act with the required standard of care, to reasonable indemnification before proceeding to exercise any right or power under the Indenture at the direction of the registered holders of the New Debentures or which requires the Trustee to expend or risk its own funds or otherwise incur any financial liability. The Indenture also provides that the registered holders of a majority in principal amount at maturity of the outstanding New Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the New Debentures. The Trustee, however, may refuse to follow any such direction that conflicts with law or the Indenture, is unduly prejudicial to the rights of other registered holders of the New Debentures, or would involve the Trustee in personal liability.

        The Indenture provides that while the Trustee generally must mail notice of a default or event of default to the registered holders of the New Debentures within 90 days of occurrence, the Trustee may withhold notice of any default or event of default (except in payment on the debt securities) if the Trustee in good faith determines that the withholding of such notice is in the interest of the registered holders of that series of debt securities.

Modification and Waiver

        We may amend or supplement the Indenture if the holders of a majority in principal amount at maturity of the New Debentures consent to it. Without the consent of the holder of each New Debenture, however, no modification may:

  •
  reduce the amount of New Debentures whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the rate of accrual of interest or change the time for payment of interest on the New Debentures;

  •
  reduce the calculation of the value of our Common Stock to which reference is made in determining whether an upward interest adjustment will be made on the New Debentures, or change the method by which this value is calculated;

  •
  reduce the issue price, the principal amount of the New Debentures or change its final stated maturity;

  •
  reduce the redemption or repurchase price of the New Debentures or change the time at which the New Debentures may or must be redeemed or repurchased;

  •
  make payments on the New Debentures payable in currency other than as originally stated in the New Debentures;

  •
  impair the holder's right to institute suit for the enforcement of any payment on the New Debentures;

  •
  make any change in the percentage of principal amount of New Debentures necessary to waive compliance with some provisions of the Indenture or to make any change in this provision for modification;

  •
  waive a continuing default or event of default regarding any payment on the New Debentures; or

  •
  adversely affect the conversion or repurchase provisions of the New Debentures.

        We may amend or supplement the Indenture or waive any provision of it without the consent of any holders of New Debentures in some circumstances, including:

  •
  to cure any ambiguity, omission, defect or inconsistency;

  •
  to provide for the assumption of our obligations under the Indenture by a successor upon any merger, consolidation or asset transfer permitted under the Indenture;

  •
  to provide for uncertificated New Debentures in addition to or in place of certificated New Debentures or to provide for bearer New Debentures;

  •
  to provide any security for or guarantees of the New Debentures or to release subsidiary guarantors from subsidiary guarantees of the New Debentures as provided in the Indenture;

  •
  to comply with any requirement to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939;

  •
  to add covenants that would benefit the holders of New Debentures or to surrender any rights we have under the Indenture;

  •
  to add events of default with respect to the New Debentures;

  •
  to add circumstances under which we will pay additional cash interest on the New Debentures; or

  •
  to make any change that does not adversely affect any outstanding New Debentures in any material respect.

        The holders of a majority in principal amount at maturity of the outstanding New Debentures generally may waive any existing or past default or event of default. Those holders may not, however, waive any default or event of default in any payment on any New Debenture or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Calculations in Respect of New Debentures

        We will be responsible for making all calculations called for under the New Debentures, except for such calculations made by the Reset Rate Agent. These calculations include, but are not limited to, determinations of the market prices of the New Debentures and of our Common Stock, any accrued interest payable on the New Debentures, the Accreted Value of the New Debentures, the Conversion Value, the Daily Share Amount and the Accreted Conversion Price of the New Debentures. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of New Debentures. We will provide a schedule of our calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of our calculations without independent verification. The Trustee will forward our calculations to any holder of New Debentures upon the request of that holder.

Governing Law

        The Indenture and the New Debentures will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee

        The Bank of New York Trust Company, N.A. is the Trustee, registrar and paying agent.

        If an event of default occurs and is continuing, the Trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The Trustee will become obligated to exercise any of its powers under the Indenture at the request of any of the holders of any New Debentures only after those holders have offered the Trustee indemnity reasonably satisfactory to it.

        If the Trustee becomes one of our creditors, it will be subject to limitations in the Indenture on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The Trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

Form, Exchange, Registration and Transfer

        We will issue the New Debentures in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the New Debentures. We may, however, require the payment of any tax or other governmental charge payable for that registration.

        New Debentures will be exchangeable for other New Debentures, for the same Accreted Value and for the same terms but in different authorized denominations in accordance with the Indenture. Holders may present New Debentures for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

        We have appointed the Trustee as security registrar for the New Debentures. We may at any time rescind that designation or approve a change in the location through which any registrar acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional registrars for the New Debentures.

        In the case of any redemption, the security registrar will not be required to register the transfer or exchange of any New Debentures either:

  •
  during a period beginning 15 business days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of the notice, or

  •
  if the New Debentures have been called for redemption in whole or in part, except the unredeemed portion of any New Debentures being redeemed in part.

Payment and Paying Agents

        Payments on the New Debentures will be made in U.S. dollars at the office of the Trustee. At our option, however, we may make payments by check mailed to the holder's registered address or, with respect to global New Debentures, by wire transfer. We will make any required interest payments to the person in whose name each New Debenture is registered at the close of business on the record date for the interest payment.

        The Trustee will be designated as our paying agent for payments on the New Debentures. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        Subject to the requirements of any applicable abandoned property laws, the Trustee and paying agent shall pay to us upon written request any money held by them for payments on the New Debentures that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the Trustee or paying agent with respect to that money will cease.

Notices

        Except as otherwise described herein, notice to registered holders of the New Debentures will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.

Replacement of New Debentures

        We will replace any New Debentures that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the Trustee of the mutilated New Debentures or evidence of the loss, theft or destruction satisfactory to us and the Trustee. In the case of a lost, stolen or destroyed New Debentures, indemnity satisfactory to the Trustee and us may be required at the expense of the holder of the New Debentures before a replacement note will be issued.

Book-Entry System

        The New Debentures will be represented by one or more global securities (each a "Global Security"). Each Global Security will be deposited with, or on behalf of, DTC and be registered in the name of a nominee of DTC. Except under circumstances described below, the New Debentures will not be issued in definitive form.

        Upon the issuance of a Global Security, DTC will credit on its book-entry registration and transfer system the accounts of persons designated by the Initial Purchaser with the respective principal amounts of the New Debentures represented by the Global Security. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with DTC or its nominee ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of persons other than participants). The laws of some states require that some purchasers of securities take physical delivery of the securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

        So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the New Debentures represented by that Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have the New Debentures represented by that Global Security registered in their names, will not receive or be entitled to receive physical delivery of the New Debentures in definitive form, and will not be considered the owners or holders thereof under the Indenture. Principal and interest payments, if any, on the New Debentures registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the relevant Global Security. Neither IGT, the Trustee, any paying agent or the registrar for the New Debentures will have any responsibility or liability for any aspect of the records relating to nor payments made on account of beneficial interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        We expect that DTC or its nominee, upon receipt of any payment of principal or interest, if any, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the relevant Global Security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a Global Security held through these participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participants.

        If DTC is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days, we will issue the New Debentures in definitive form in exchange for the entire Global Security for the New Debentures. In addition, we may at any time and in our sole discretion determine not to have the New Debentures represented by a Global Security and, in such event, will issue the New Debentures in definitive form in exchange for the entire Global Security relating to the New Debentures. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of the New Debentures represented by the Global Security equal in principal amount to the beneficial interest and to have the New Debentures registered in its name. New Debentures so issued in definitive form will be issued as registered New Debentures in denominations of $1,000 and integral multiples thereof, unless otherwise specified by us.

DESCRIPTION OF IGT COMMON STOCK

        The following description of our Common Stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the more complete descriptions set forth in our articles of incorporation and our bylaws, each as amended to date.

        We are authorized to issue 1,280,000,000 shares of Common Stock, par value $.00015625 per share. All issued and outstanding shares of Common Stock are fully paid and non-assessable. Each stockholder is entitled to one vote for each share held. The shares of Common Stock do not have cumulative voting rights in connection with the election of directors. Therefore, the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so. Holders of the Common Stock share pro rata in any distribution to stockholders upon liquidation. They have no preemptive rights to subscribe for any Common Stock or other securities of ours, nor do they have any redemption or conversion rights. Holders of the Common Stock have equal rights to receive dividends if and when declared by our board of directors out of funds legally available therefor.

        No preferred stock is authorized or outstanding, and we do not have a shareholder rights plan.

Nevada Statutory Restrictions on Business Combinations and Corporate Control

        The Nevada Combinations With Interested Stockholders Act (the "Business Combinations Act") and the Nevada Acquisition of Controlling Interest Act (the "Control Shares Act") may have the effect of delaying or making it more difficult to effect a change in control of IGT.

Control Shares Act

        Under the Control Shares Act, Sections 78.378 to 78.3793 of the Nevada Revised Statutes, an "acquiring person" who acquires a "controlling interest" in an "issuing corporation" may not exercise voting rights on any "control shares" unless such voting rights are conferred by a majority vote of the disinterested shareholders of the issuing corporation at a special meeting of such shareholders held upon the request and at the expense of the acquiring person. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of his or her shares, and the corporation must comply with the demand. For purposes of the Control Shares Act, an "acquiring person" means (subject to certain exceptions) any person who, individually or in association with others, acquires or offers to acquire, directly or indirectly, a controlling interest in an issuing corporation. "Controlling interest" means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, (iii) a majority or more of the voting power of the issuing corporation in the election of directors, and voting rights must be conferred by a majority of the disinterested shareholders as each threshold is reached and/or exceeded. "Control Shares" means those outstanding voting shares of an issuing corporation which an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person became an acquiring person. "Issuing Corporation" means a corporation which is organized in Nevada, has 200 or more shareholders, at least 100 of whom are shareholders of record and residents of Nevada, and does business in Nevada directly or through an affiliated corporation. We would likely be considered an "Issuing Corporation." The Control Shares Act does not apply if the articles of incorporation or by-laws of the Issuing Corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person provide that the Control Shares Act does not apply. Neither our articles nor our bylaws exempt us from the restrictions imposed by the Control Shares Act.

Business Combinations Act

        The Business Combinations Act, Sections 78.411 to 78.444 of the Nevada Revised Statutes, restrict the ability of a Nevada "resident domestic corporation" having at least 200 stockholders of record to engage in any "combination" with an "interested stockholder" for three years after the interested stockholder's date of acquiring the shares that cause the stockholder to become an interested stockholder, unless the combination or the purchase of shares by the interested stockholder is approved by the board of directors before that date. If the combination was not previously approved, the interested stockholder may undertake a combination after the three-year period only if such stockholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria.

        A "resident domestic corporation" means a Nevada public corporation that has 200 or more shareholders. "Interested stockholder" means any person, other than the resident domestic corporation or its subsidiaries, who is (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (b) an affiliate or associate of the resident domestic corporation and at any time within three years immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation. A "combination" is broadly defined and includes, for example, any merger or consolidation of a corporation or any of its subsidiaries with (i) an interested stockholder or (ii) any other corporation that after the merger or consolidation would be an affiliate or associate of the interested stockholder; or any sale, lease, exchange, pledge, transfer or other disposition of assets of the corporation, in one transaction or a series of transactions, to or with an interested stockholder having: (x) an aggregate market value equal to 5% or more of the aggregate market value of the assets of a corporation, (y) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of a corporation, or (z) representing 10% or more of the earning power or net income of a corporation.

        The Business Combinations Act does not apply to corporations that so elect in an article amendment approved by a majority of the disinterested shares. Such an article amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. Our articles do not exempt us from the restrictions imposed by the business combination provisions.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

        The following are certain material U.S. federal income tax consequences of the Exchange Offer. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, Internal Revenue Service ("IRS") rulings and judicial decisions now in effect. All of these authorities are subject to change (possibly with retroactive effect), and if this occurs, the tax consequences may differ significantly from those described below.

        The discussion below applies only to those holders who own Old Debentures and acquire New Debentures pursuant to the Exchange Offer. In addition, this discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to holders in special circumstances or to holders subject to special rules, such as holders who are:

  •
  banks, thrifts, regulated investment companies, insurance companies, or other financial institutions;

  •
  subject to the alternative minimum tax;

  •
  not holding their Old Debentures or New Debentures as capital assets;

  •
  tax-exempt organizations;

  •
  dealers in securities or currencies;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  certain former citizens or long-term residents of the United States;

  •
  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  persons who hold Old Debentures or New Debentures as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction strategy; or

  •
  partnerships or other entities classified as partnerships for U.S. federal income tax purposes.

        For purposes of this discussion, a "U.S. Holder" means a beneficial owner of Old Debentures or New Debentures that for U.S. federal income tax purposes is:

  •
  an individual citizen or resident of the United States (unless such person is not treated as a resident of the United States under an applicable income tax treaty);

  •
  a corporation or any other entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any political subdivision thereof;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  in general, a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons as described in Section 7701(a)(30) of the Code, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

        A "Non-U.S. Holder" is any beneficial owner of Old Debentures or New Debentures (other than an entity treated as a partnership for federal income tax purposes) that is not a U.S. Holder.

        If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) holds Old Debentures or New Debentures, the U.S. tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

Partners in such partnership should consult their own tax advisors about the U.S. federal income tax consequences of holding and disposing of Old Debentures or New Debentures and the common stock into which such Old Debentures or New Debentures may be converted.

        No statutory, administrative or judicial authority directly addresses the treatment of the Exchange Offer. No rulings have been sought or are expected to be sought from the IRS with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. As a result, no assurance can be given that the IRS will agree with the tax characterizations and the tax consequences described below.

        EACH HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO ITS PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE EXCHANGE OFFER ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY, AND ARISING AS A RESULT OF CHANGES IN U.S. FEDERAL INCOME TAX LAWS OR THE TAX LAWS OF SUCH OTHER JURISDICTIONS.

Exchange of Old Debentures for New Debentures

        Characterization of the Exchange.    Pursuant to the Exchange Offer, holders of the Old Debentures will receive cash and New Debentures with conversion features that are different from those of the Old Debentures. Under the Old Debentures, holders receive shares upon conversion of the Old Debentures. Under the New Debentures, holders receive cash and shares, if any, of our common stock based on the value of our common stock over a 10-day averaging period. Current Treasury Regulations provide rules for determining whether a modification to the terms of a debt instrument constitutes a "significant modification," and therefore an "exchange," of that debt instrument for U.S. federal income tax purposes (referred to as a "Tax Exchange"). Under these Treasury Regulations, the receipt of the exchange fee will not be a significant modification, as the annual yield of the New Debentures (after taking into account the exchange fee) will not differ by more than 25 basis points from that of the Old Debentures. The Treasury Regulations do not, however, discuss whether a change in the type of property delivered on settlement of a debt instrument is a significant modification of that debt instrument. In general, these Treasury Regulations provide that a modification of a debt instrument is a significant modification if the legal rights or obligations that are altered and the degree to which they are altered are "economically significant." Because there is no authority directly on point that interprets these Treasury Regulations, their application to the Exchange Offer is unclear. Nevertheless, we will take the position that the modifications to Old Debentures resulting from the Exchange Offer will not constitute a significant modification of Old Debentures. The Indenture will contain provisions stating that by acceptance of a beneficial interest in a New Debenture each holder of a New Debenture will be deemed to have agreed that the exchange of Old Debentures for New Debentures and the payment of the exchange fee do not constitute a significant modification for U.S. federal income tax purposes. This position, however, is subject to considerable uncertainty and could be successfully challenged by the IRS.

Tax Consequences for U.S. Holders

        U.S. Federal Income Tax Treatment If No Tax Exchange.    If, consistent with our position, the exchange of Old Debentures for New Debentures does not constitute a significant modification of Old Debentures, New Debentures will be treated as a continuation of Old Debentures. In that case, there will be no U.S. federal income tax consequences to a holder who exchanges Old Debentures for New Debentures pursuant to the Exchange Offer, and any such holder will have the same adjusted tax basis and holding period in New Debentures as it had in Old Debentures immediately before the exchange. In addition, any such holder will continue to be subject to the same rules governing the treatment of contingent payment debt instruments as were applicable to Old Debentures. Among other things, pursuant to those rules, a U.S. Holder of the New Debentures is required to accrue interest income on the New Debentures in the amounts described in the applicable registration statement relating to the Old Debentures, regardless of whether the U.S. Holder uses the cash or accrual method of tax accounting.

        U.S. Federal Income Tax Treatment If Tax Exchange.    There can be no assurance that the IRS will agree that the exchange does not constitute a Tax Exchange. Holders and their tax advisors should consider whether such a Tax Exchange would constitute a recapitalization for U.S. federal income tax purposes. In this case, a holder generally would not recognize any gain or loss as a result of the exchange, and generally would have the same tax basis and holding period in New Debentures as such holder had in Old Debentures prior to the exchange.

        Whether such a Tax Exchange qualifies as a recapitalization depends on, among other things, whether Old Debentures and New Debentures constitute "securities" for U.S. federal income tax purposes. We intend to take the position that Old Debentures and New Debentures will constitute securities for U.S. federal income tax purposes. However, the rules for determining whether debt instruments such as Old Debentures and New Debentures are securities are complex and unclear. The term "security" is not defined in the Code or Treasury Regulations and has not been clearly defined by judicial decisions for U.S. federal income tax purposes. The determination of whether a debt instrument is a security requires an overall evaluation of the nature of the debt instrument, with the term of the instrument usually regarded as one of the most significant factors. If both Old Debentures and New Debentures constitute securities for U.S. federal income tax purposes, the exchange should qualify as a recapitalization for U.S. federal income tax purposes, although this conclusion is not free from doubt because of the absence of authority that is directly on point.

        If, contrary to our position, the exchange of New Debentures for Old Debentures is considered a Tax Exchange, and further, such Tax Exchange is not treated as a recapitalization, such Tax Exchange would be a fully taxable transaction, and an exchanging holder may be required to recognize gain in an amount equal to the difference between the holder's adjusted basis in Old Debentures surrendered and the amount realized. The amount realized would generally be the fair market value of the New Debentures (if the New Debentures are considered to be traded on an established market). Any resulting gain generally would be treated as ordinary interest income. In addition, in such a case, a holder's holding period in New Debentures would begin the day after the exchange, and such holder's tax basis in New Debentures generally would equal the amount realized (as determined above) with respect to the receipt of the New Debentures. Even if the exchange is not a recapitalization, a U.S. Holder may not be able to recognize a loss under the U.S. federal income tax rules relating to "wash sales." Additionally, among other things, the holders may be required to accrue interest income at a significantly different rate and on a significantly different schedule with respect to the New Debentures than is applicable to Old Debentures and may have significantly different treatment upon conversion or redemption of New Debentures than would have been applicable to the Old Debentures.

        HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE OWNERSHIP, SALE, EXCHANGE, CONVERSION OR REDEMPTION OF NEW DEBENTURES IF THE EXCHANGE IS TREATED AS A TAX EXCHANGE.

        Tax Consequences for Holders Not Participating in the Exchange Offer. A holder that does not participate in the Exchange Offer will have no U.S. federal income tax consequences as a result of the Exchange Offer.

        Exchange Fee.    We intend to treat payment of the exchange fee as consideration to holders for participating in the Exchange Offer. In that case, such payment would result in ordinary income to holders participating in the Exchange Offer and such payments may be reported to holders and the IRS for information reporting purposes in accordance with such treatment.

Tax Consequences for Non-U.S. Holders

        If, consistent with our position, New Debentures are treated as a continuation of Old Debentures, there will be no U.S. federal income tax consequences to a Non-U.S. Holder who participates in the exchange, except to the extent of the receipt of the exchange fee. If, contrary to our position, the exchange of Old Debentures for New Debentures constitutes a significant modification for U.S. federal income tax purposes, any gain realized by a Non-U.S. Holder may be subject to U.S. federal income or withholding tax to the same extent as would be the case for gain realized upon any sale or exchange of Old Debentures. In the latter case, a Non-U.S. Holder may be required to accrue interest income at a significantly different rate and on a significantly different schedule with respect to the New Debentures than is applicable to Old Debentures and may have significantly different treatment upon conversion or redemption of New Debentures than would have been applicable to the Old Debentures. Non-U.S. Holders are urged to consult their own tax advisors regarding the consequences to them of the ownership, sale, exchange, conversion or redemption of New Debentures if the exchange is treated as a Tax Exchange.

        Although the matter is not free from doubt, we believe that the receipt of the exchange fee may result in ordinary income and we may report such payments to holders and the IRS for information purposes in accordance with such treatment. As such, we will withhold U.S. federal income tax at a rate of 30% from the exchange fee paid to Non-U.S. Holders unless an exemption from, or reduction of, withholding is applicable because such amounts are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States or because of an applicable income tax treaty with the United States. In order to claim an exemption from, or reduction of, such withholding, the Non-U.S. Holder must deliver a properly executed IRS Form W-8ECI (with respect to amounts effectively connected with the conduct of a trade or business within the United States) or IRS Form W-8BEN (with respect to treaty benefits) claiming such exemption or reduction. Non-U.S. Holders are urged to consult their own tax advisors regarding the application of the withholding rules to their particular circumstances including the possibility of filing a claim for a refund of withholding tax.

Information Reporting and Backup Withholding

        Payment of the exchange fee with respect to certain noncorporate holders may be subject to information reporting, and U.S. federal backup withholding tax at the rate then in effect may apply if the recipient of such payment fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amounts so withheld will be allowed as a credit against the recipient's U.S. federal income tax liability, provided the required information is provided to the IRS.

WHERE YOU CAN FIND MORE INFORMATION

        We file reports with the SEC on a regular basis that contain financial information and results of operations. You may read and copy any document that we file with the SEC at the SEC's Public Reference Room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a website site at www.sec.gov that contains reports, proxy statements, information statements and other information filed electronically with the SEC. You may also obtain information about us at our website at www.igt.com. However, the information on our website does not constitute a part of this offering memorandum.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We are incorporating by reference the filings listed below. This information is considered a part of this offering memorandum. These documents are as follows:

  •
  Our annual report on Form 10-K for our fiscal year ended September 30, 2005;

  •
  Our current report on Form 8-K filed on December 22, 2005; and

  •
  Our quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2005.

        In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this offering memorandum and before the completion of the transactions contemplated by this offering memorandum shall be deemed incorporated by reference into this offering memorandum and to be a part of this offering memorandum from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this offering memorandum.

        We will provide without charge to each person, including any beneficial owner, to whom a copy of this offering memorandum has been delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been incorporated in this offering memorandum by reference. Requests for such copies should be directed to the information agent, D. F. King & Co., Inc., 48 Wall Street, New York, NY 10005; Banks and Brokers call (212) 269-5550 (collect), all others call toll-free (800) 714-3312.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this offering memorandum shall be deemed modified, superseded or replaced for purposes of this offering memorandum to the extent that a statement contained in this offering memorandum or in any subsequently filed document that also is or is deemed to be incorporated by reference in this offering memorandum modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this offering memorandum.

International Game Technology

The exchange agent for the Exchange Offer is:

THE BANK OF NEW YORK
By Facsimile: (212) 298-1915 Attention: Evangeline Gonzales Reorganization Unit Confirm by Telephone: (212) 815-3738	By Registered or Certified Mail: The Bank of New York Corporate Trust Operation Reorganization Unit 101 Barclay Street—7 East New York, NY 10286 Attention: Evangeline Gonzales	By Hand or Overnight Delivery: The Bank of New York Corporate Trust Operation Reorganization Unit 101 Barclay Street—7 East New York, NY 10286 Attention: Evangeline Gonzales

        Questions, request for assistance and request for additional copies of this offering memorandum and related letter of transmittal may be directed to the information agent at the address set forth below:

The information agent for the Exchange Offer is:

D. F. King & Co., Inc.
48 Wall Street
New York, NY 10005
Banks and Brokers call (212) 269-5550 (collect)
All others call toll-free: (800) 714-3312

QuickLinks

  Exhibit (a)(1)(i)
TABLE OF CONTENTS
ABOUT THIS OFFERING MEMORANDUM
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
SUMMARY TERM SHEET
SUMMARY DESCRIPTION OF THE DEBENTURES AND THE EXCHANGE OFFER
RISK FACTORS
CAPITALIZATION
PRICE RANGE OF IGT COMMON STOCK AND DIVIDEND POLICY
RATIO OF EARNINGS TO FIXED CHARGES
THE EXCHANGE OFFER
DESCRIPTION OF NEW DEBENTURES
DESCRIPTION OF IGT COMMON STOCK
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE